EXHIBIT 99.1

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 30, 2006

among

THE FINANCIAL INSTITUTIONS NAMED HEREIN

as the Lenders

and

BANK OF AMERICA, N.A.

as the Agent

and

BANC OF AMERICA SECURITIES LLC

as Sole Lead Arranger and Sole Book Manager

and

JPMORGAN CHASE BANK, N.A. and MERRILL LYNCH CAPITAL

as Co-Documentation Agents

CARAUSTAR INDUSTRIES, INC.

AND CERTAIN OF ITS SUBSIDIARIES

as the Borrowers

and

CERTAIN OTHER SUBSIDIARIES OF

CARAUSTAR INDUSTRIES, INC.

as the Guarantors

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A	—	Defined Terms

EXHIBIT A	—	Form of Borrowing Base Certificate
EXHIBIT B	—	Financial Statements
EXHIBIT C	—	Form of Notice of Borrowing
EXHIBIT D	—	Form of Notice of Continuation/Conversion
EXHIBIT E	—	Form of Compliance Certificate
EXHIBIT F	—	Form of Assignment and Acceptance Agreement

SCHEDULE 1.1	—	Lenders’ Commitments (Annex A - Defined Terms)
SCHEDULE 1.4	—	Existing Letters of Credit
SCHEDULE 6.3	—	Organization and Qualifications
SCHEDULE 6.4	—	Prior Names, Mergers; etc.
SCHEDULE 6.5	—	Subsidiaries and Affiliates
SCHEDULE 6.7	—	Capitalization
SCHEDULE 6.11	—	Real Estate; Leases
SCHEDULE 6.12	—	Proprietary Rights
SCHEDULE 6.13	—	Trade Names
SCHEDULE 6.14	—	Litigation
SCHEDULE 6.15	—	Labor Disputes
SCHEDULE 6.16	—	Environmental Law
SCHEDULE 6.19	—	ERISA
SCHEDULE 6.26	—	Material Agreements
SCHEDULE 6.27	—	Bank Accounts
SCHEDULE 7.10	—	Investments
SCHEDULE 7.13	—	Debt
SCHEDULE 7.15	—	Affiliate Transactions
SCHEDULE 7.18	—	Liens

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2006 (this “Agreement”), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Bank of America, N.A., as agent for the Lenders (in its capacity as agent, the “Agent”), Banc of America Securities LLC, as sole lead arranger and sole book manager (the “Arranger”), Caraustar Industries, Inc., a North Carolina corporation (“Caraustar”), and each Subsidiary of Caraustar listed on the signature pages hereto as a “Borrower” (Caraustar and each such Subsidiary, individually, a “Borrower”, and, collectively, the “Borrowers”), and each Subsidiary of Caraustar listed on the signature pages hereto as a “Guarantor” (each such Subsidiary, individually, a “Guarantor”, and, collectively, the “Guarantors”).

WITNESSETH:

WHEREAS, the Borrowers, the Guarantors, Bank of America, N.A., as agent, and the lenders party thereto (the “Existing Lenders”) are parties to that certain Credit Agreement dated as of June 24, 2003 (as amended prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Borrowers and Guarantors have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrowers and Guarantors pursuant to the terms hereof, and the Lenders (including the Existing Lenders that are parties hereto) and the Agent have agreed, subject to the terms of this Agreement, to amend and restate the Existing Credit Agreement in its entirety to read as set forth herein, and it has been agreed by the parties hereto that (a) the commitments which the Existing Lenders that are parties hereto extended to the Borrowers under the Existing Credit Agreement and the commitments of new Lenders that are or become parties hereto shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement and (b) the Loans and other Obligations outstanding under the Existing Credit Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained herein; and

WHEREAS, all existing Obligations are and shall continue to be (and all Obligations incurred pursuant hereto shall be) secured by, among other things, the Security Agreement and the other Loan Documents; and

WHEREAS, in order to utilize the financial powers of the Borrowers in the most efficient and economical manner, and in order to facilitate the financing of the Borrowers’ working capital needs, the Lenders will, at the request of the Borrowers, extend financial accommodations to the Borrowers based on the combined borrowing base of the Borrowers in accordance with the provisions set forth in this Agreement; and

WHEREAS, the Borrowers’ and Guarantors’ business is a mutual and collective enterprise and the Borrowers and Guarantors believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Borrowers and Guarantors and facilitate the administration of their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Borrowers and Guarantors; and

WHEREAS, each Borrower and Guarantor acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrowers as provided in this Agreement, by virtue of the Borrowers’ and Guarantors’ various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and

WHEREAS, the Agent’s and the Lenders’ willingness to extend financial accommodations to the Borrowers, and to administer the Borrowers’ and Guarantors’ collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Borrowers and Guarantors and at the Borrowers’ and Guarantors’ request and in furtherance of the Borrowers’ and Guarantors’ mutual and collective enterprise; and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement; and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend and restate the Existing Credit Agreement as follows.

ARTICLE 1

LOANS AND LETTERS OF CREDIT

1.1 Credit Facility.

Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of up to $145,000,000 to the Borrowers from time to time during the term of this Agreement. The credit facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit and the Term Loans described herein.

1.2 Revolving Loans.

(a) Amounts. Subject to all of the terms and conditions of this Agreement, each Lender severally, but not jointly, agrees, upon any Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrowers in amounts not to exceed such Lender’s Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

(b) Procedure for Borrowing.

(1) Each Borrowing shall be made upon a Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing substantially in the form of Exhibit C (“Notice of Borrowing”), which must be received by the Agent prior to (i) 12:00 noon (Atlanta, Georgia time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:00 a.m. (Atlanta, Georgia time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

(A) the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $5,000,000 (and increments of $1,000,000 in excess of such amount);

(B) the requested Funding Date, which must be a Business Day;

(C) whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Rate Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

(D) the duration of the Interest Period for LIBOR Rate Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Loans only.

(2) In lieu of delivering a Notice of Borrowing, a Borrower may give the Agent notice of such request for advances to the Designated Account on or before the deadline set forth above via telephone or electronic communications in a format acceptable to the Agent. The Agent at all times shall be entitled to rely on such telephonic or electronic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

(3) Whenever checks are presented to the Bank for payment against any account of an Obligor maintained with the Bank in an amount greater than the then available balance in such accounts, then the Agent may, at its option, treat such presentation as a deemed request for a Base Rate Loan on the date of such presentation in an amount equal to the excess of such checks over such available balances, and such request shall be irrevocable.

(4) At the election of the Agent or the Required Lenders, the Borrowers shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

(c) Reliance upon Authority. Prior to the Closing Date, the Borrowers shall deliver to the Agent a notice setting forth the account of the Borrowers (“Designated Account”) to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement account from time to time by written notice to the Agent. All such Designated Accounts must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on any person’s request for Revolving Loans on behalf of a Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by a Borrower to make such requests on its behalf.

(d) No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent believes in good faith to have been given by an officer or other person duly authorized by a Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic or electronic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Agent’s Election. Promptly after receipt of a Notice of Borrowing (or telephonic or electronic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

(g) Making of Revolving Loans. If the Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic or electronic notice in lieu thereof, the Agent shall notify the Lenders by telecopy or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 1:00 p.m. (Atlanta, Georgia time) on the applicable Funding Date. After the Agent’s receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the account designated by the applicable Borrower; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

(h) Making of Non-Ratable Loans.

(A) If the Agent elects, with the consent of the Bank, to have the terms of this Section 1.2(h) apply to a requested Borrowing, the Bank shall make a Revolving Loan in the amount of that Borrowing available to the Borrowers on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by the Bank pursuant to this Section is herein referred to as a “Non-Ratable Loan”, and such Revolving Loans are collectively referred to as the “Non-Ratable Loans.” Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon (including interest) shall be payable to the Bank solely for its own account. The Agent shall not request the Bank to make any Non-Ratable Loan if (1) the Agent has received written notice from a Borrower or any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date or cause the aggregate outstanding amount of Non-Ratable Loans to exceed $10,000,000.

(B) The Non-Ratable Loans shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

(i) Agent Advances.

(A) Subject to the limitations set forth below, the Agent is authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Loans to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed ten percent (10%) of the lesser of the Borrowing Base and the Maximum Revolver Amount (provided that the making of any such Loan does not cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount) which the Agent, in its good faith judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations (including through Base Rate Loans for the purpose of enabling the Borrowers to meet their payroll and associated tax obligations), and/or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 14.7 (any of such advances are herein referred to as “Agent Advances”); provided, that (x) Agent Advances may be repaid by the Borrowers and, in the Agent’s sole discretion, additional Agent Advances may be made, so long as the aggregate amount of outstanding Agent Advances at any time does not exceed the limits set forth above, and (y) the Required Lenders may at any time revoke the Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof.

(B) The Agent Advances shall be secured by the Agent’s Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

1.3 Term Loans.

(a) Amounts of Term Loans. Each Lender severally agrees to make a term loan (any such term loan being referred to as a “Term Loan” and such term loans being referred to collectively as the “Term Loans”) to the Borrowers on the Closing Date, upon the satisfaction of the conditions precedent set forth in Article 8, in an amount equal to such Lender’s Pro Rata Share of the Term Loan Amount. The Term Loans shall initially be Base Rate Term Loans.

(b) Making of Term Loans. Each Lender shall make the amount of such Lender’s Term Loan available to the Agent in same day funds, to Agent’s designated account, not later than 3:00 p.m. (Atlanta, Georgia time) on the Closing Date. After the Agent’s receipt of the proceeds of such Term Loans, upon satisfaction of the conditions precedent set forth in Article 8, the Agent shall make the proceeds of such Term Loans available to the Borrower on the Closing Date by transferring same day funds equal to the proceeds of such Term Loans received by the Agent to an account of the Borrower designated in writing by the Borrower or as the Borrower shall otherwise instruct in writing.

(c) Payment of Term Loans. Each Term Loan shall be repaid in monthly principal installments on the first day of each calendar month based on a level six year amortization schedule, provided that the final installment of principal shall be in an amount equal to each Lender’s Pro Rata Share of the then remaining principal balance of the Term Loans and shall be payable on the Termination Date. Each such installment shall be payable to the Agent for the account of the applicable Lender. The Term Loans shall be payable in full on the Termination Date. Payments or prepayments of the Term Loans may not be reborrowed.

1.4 Letters of Credit.

(a) Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrowers one or more commercial/documentary and standby letters of credit (“Letter of Credit” and, collectively, the “Letters of Credit”), and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Agent which issues a Letter of Credit for the account of the Borrowers (any such credit support or enhancement being herein referred to as a “Credit Support”) from time to time during the term of this Agreement.

(b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or, except as set forth on Schedule 1.4 or as approved by the Letter of Credit Issuer, more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(1) The applicable Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

(2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d) Issuance of Letters of Credit.

(1) Request for Issuance. The Borrowers shall notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

(2) Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(3) No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend, renew or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.4 are met as though a new Letter of Credit were being requested and issued.

(e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse immediately the Letter of Credit Issuer upon notice for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Agent for a Borrowing of a Base Rate Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

(f) Indemnification; Exoneration; Power of Attorney.

(1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.4, the Borrowers agree to protect, indemnify, pay and save the Lenders, the Letter of Credit Issuer and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender, the Letter of Credit Issuer or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith, except that the foregoing indemnity shall not apply to the Letter of Credit Issuer to the extent of any wrongful honor or dishonor of a Letter of Credit draw or gross negligence or willful misconduct of the Letter of Credit Issuer. The Borrowers’ obligations under this Section shall survive payment of all other Obligations.

(2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, the Letter of Credit Issuer and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders, the Letter of Credit Issuer and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders, the Letter of Credit Issuer or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.4(f).

(3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Agent, the Letter of Credit Issuer or any Lender shall result in any liability of the Agent, the Letter of Credit Issuer or any Lender to any Borrower, or relieve the Borrowers of any of their obligations hereunder to any such Person.

(4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrowers’ rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the applicable Borrower and the Letter of Credit Issuer.

(5) Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer to name the applicable Borrower as the “Account Party” in the Letters of Credit and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letters of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letters of Credit or the applications therefor.

(g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.4(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent, the Letter of Credit Issuer and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, (i) a standby letter of credit (a “Supporting Letter of Credit”) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent, or (ii) at the Agent’s election, cash collateral (“Cash Collateral”), in either case in an amount equal to 105% of the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit or Cash Collateral the Agent is entitled to draw amounts necessary to reimburse the Agent, the Letter of Credit Issuer and the Lenders for payments to be made by the Agent, the Letter of Credit Issuer and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Any such Cash Collateral shall be subject to a cash collateral agreement in form and substance satisfactory to the Agent. Such Supporting Letter of Credit or Cash Collateral shall be held by the Agent, for the ratable benefit of the Agent, the Letter of Credit Issuer and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

(h) Existing Letters of Credit. The Borrowers, the Lenders and the Agent agree that the existing letters of credit described on Schedule 1.4 (the “Existing Letters of Credit”) shall be deemed Letters of Credit for all purposes of this Agreement as if the Existing Letters of Credit were issued on the date hereof, and the Agent and the Letter of Credit Issuer shall be entitled to all the benefits as Agent and Letter of Credit Issuer and to all the obligations of the Borrowers and the Lenders under this Agreement with respect to the Existing Letters of Credit.

1.5 Bank Products. Any Obligor may request and any Lender may, in its sole and absolute discretion, arrange for any Obligor to obtain from such Lender, or such Lender’s Affiliates, Bank Products, although the Obligors are not required to do so. If Bank Products are provided by an Affiliate of a Lender, the Obligors agree to indemnify and hold such Lender harmless from any and all costs and obligations now or hereafter incurred by such Lender which arise from any indemnity given by such Lender to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Obligors’ rights, with respect to any Lender or its Affiliates, if any, which arise as a result of the execution of documents by and between an Obligor and such Lender which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Obligors acknowledge and agree that the obtaining of Bank Products from any Lender or its Affiliates (a) is in the sole and absolute discretion of such Lender or its Affiliates, and (b) is subject to all rules and regulations of such Lender or its Affiliates. Nothing in this Section 1.5 shall limit the provisions of Section 7.24.

ARTICLE 2

INTEREST AND FEES

2.1 Interest.

(a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrowers have not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

(i) For all Base Rate Term Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

(ii) For all Base Rate Revolving Loans and other Obligations (other than Base Rate Term Loans and LIBOR Rate Loans), at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

(iii) For all LIBOR Rate Term Loans, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin; and

(iv) For all LIBOR Rate Revolving Loans, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders (provided that all interest on Non-Ratable Loans shall be for the benefit of the Bank and all interest on Agent Advances shall be for the benefit of the Agent), interest accrued on all Base Rate Loans in arrears on the first day of each month hereafter and on the Termination Date. The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date.

(b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent or the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

2.2 Continuation and Conversion Elections.

(a) The Borrowers may, provided that the Borrowing of LIBOR Rate Loans is then permitted under Section 1.2(b)(4):

(i) elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

(b) The Borrowers shall deliver a notice of continuation/conversion substantially in the form of Exhibit D (“Notice of Continuation/Conversion”) to the Agent not later than 12:00 noon (Atlanta, Georgia time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

(i) the proposed Continuation/Conversion Date;

(ii) the aggregate amount of Loans to be converted or continued;

(iii) the type of Loans resulting from the proposed conversion or continuation; and

(iv) the duration of the requested Interest Period, provided, however, the Borrowers may not select an Interest Period that ends after the Stated Termination Date.

In lieu of delivering a Notice of Continuation/Conversion, the Borrowers may give the Agent telephonic or electronic notice of such request on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic or electronic notice with respect to such continuation or conversion, regardless of whether any written confirmation is received.

(c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans, or at the election of the Agent or the Required Lenders if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e) There may not be more than five different LIBOR Rate Loans in effect hereunder at any time.

2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable under applicable law with respect to loans of the type provided for hereunder (the “Maximum Rate”). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers’ Agent such excess.

2.4 Certain Fees. The Borrowers agree to pay the Bank all arrangement, upfront and other fees as set forth in the Fee Letter.

2.5 Unused Line Fee. On the first day of each month, and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to one-quarter of one percent (0.25%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrowers’ Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

2.6 Letter of Credit Fee. The Borrowers agree to pay (a) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to, on a per annum basis, the Applicable Margin for LIBOR Rate Loans (plus, whenever the Default Rate is in effect, an additional two percentage points), (b) to the Agent, for the benefit of the Letter of Credit Issuer a fronting fee of one-eighth of one percent (0.125%) per annum of the undrawn face amount of each Letter of Credit, and (c) to the Letter of Credit Issuer, all costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

ARTICLE 3

PAYMENTS AND PREPAYMENTS

3.1 Payments and Prepayments.

(a) Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall immediately pay to the Agent, for the account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceed the lesser of the Borrowing Base or the Maximum Revolver Amount.

(b) Term Loans. The Borrowers shall repay the outstanding principal balance of the Term Loans plus all accrued interest thereon, as set forth in Section 1.3(c).

3.2 Reduction and Termination of Facility.

(a) Reduction of Facility. The Borrowers may from time to time permanently reduce the Maximum Revolver Amount in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $5,000,000 in excess thereof), upon five (5) Business Days’ prior irrevocable written notice to the Agent; provided, however, (i) no such reduction shall be made which would cause the Aggregate Revolver Outstandings to exceed any applicable limit set forth in this Agreement, unless, concurrently with such reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess, (ii) no such reduction shall be made which would cause the Maximum Revolver Amount to be less than $70,000,000, and (iii) the Borrowers shall pay, with respect to any LIBOR Rate Revolving Loans prepaid in accordance with clause (i) above, the amounts due under Section 4.4, if any. The Agent shall promptly notify each Lender of receipt by the Agent of any notice from the Borrowers pursuant to this Section 3.2(a) and each Lender’s Commitment shall be reduced on the effective date of any such reduction based on such Lender’s Pro Rata Share.

(b) Termination of Facility. The Borrowers may terminate this Agreement upon at least ten (10) Business Days’ notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the payment in full of all outstanding Term Loans, together with accrued interest thereon, (c) the payment in full in cash of all reimbursable expenses and other Obligations, and (d) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any.

3.3 Prepayments of the Loans.

(a) The Borrower may prepay the principal of the Term Loans in whole or in part, at any time and from time to time upon at least 5 Business Days’ prior written notice to the Agent and the Lenders. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment. Any voluntary prepayment of less than all of the outstanding principal of the Term Loans shall be applied to the installments of principal of the Term Loans on a pro rata basis. Amounts prepaid in respect of the Term Loans may not be reborrowed.

(b) Within two (2) Business Days after receipt by the Borrowers or any of their Subsidiaries of proceeds of any asset sale or disposition permitted under Section 7.9(b), (c), (d), (e) or (f) (excluding proceeds of asset dispositions permitted by Section 7.9(b), (c) or (f) that are reinvested in accordance with the terms thereof), the Borrowers shall prepay the Loans in an amount equal to all Net Proceeds from such sale or disposition. Any such prepayment shall be applied in accordance with Section 3.3(c).

(c) In the event of any prepayment required from the sale or disposition of any assets in accordance with Section 7.9(c), (d) or (e), or the sale or disposition of any Accounts or Inventory in accordance with Section 7.9(f), such prepayment shall be applied to the outstanding principal balance of the Revolving Loans, if any, and any remaining amount shall be made available to the Borrowers unless an Event of Default exists at such time, in which event any remaining amount shall be applied in accordance with Section 3.7. Except as provided in the immediately preceding sentence, all prepayments in accordance with Section 3.3(b), or from insurance or condemnation proceeds relating to Collateral consisting of Equipment, shall be applied as follows: first, to accrued interest with respect to the Term Loans, second, to scheduled installments of the Term Loans, pro rata in inverse order of maturity, third, to accrued interest with respect to the Revolving Loans, fourth, to pay the principal of the Revolving Loans, and fifth, to cash collateralize outstanding Letters of Credit.

3.4 LIBOR Rate Loan Prepayments. In connection with any prepayment, if any LIBOR Rate Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.

3.5 Payments by the Borrowers.

(a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Atlanta, Georgia time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

(b) Subject to the provisions set forth in the definition of “Interest Period”, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

3.6 Payments as Revolving Loans. At the election of Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances).

3.7 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement (including Section 3.3(c)), first, to pay any fees, indemnities or expense reimbursements then due to the Agent or the Arranger from the Obligors (other than fees and expenses related to Bank Products); second, to pay any fees or expense reimbursements then due to the Lenders from the Obligors (other than fees and expenses related to Bank Products); third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances (such amounts being applied first to the most recently made Non-Ratable Loans and Agent Advances); fifth, to pay or prepay principal of the Revolving Loans (such amounts being applied first to the most recently made Revolving Loans), other than Non-Ratable Loans and Agent Advances, and to unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay or prepay principal of the Term Loans; seventh, at the election of the Agent during the existence of a Default or Event of Default, to pay an amount to the Agent equal to all outstanding Obligations (contingent or otherwise) with respect to outstanding Letters of Credit and Credit Support to be held as cash collateral for such Obligations; and eighth, to the payment of any other Obligation due to the Agent or any Lender by any Obligor (including any amounts relating to Bank Products with any Lender or any Affiliate of a Lender; provided, that, if any Lender (or any of its Affiliates) other than the Bank provides Bank Products, the payment of amounts relating to such Bank Products shall be junior in priority to the payment of all amounts owing to the Bank under this clause eighth with respect to Bank Products provided by the Bank and its Affiliates unless such other Lender provides the Agent notice of the amounts owing to it with respect to its Bank Products prior to or contemporaneously with the provision of such Bank Products or any increase in the Obligors’ obligations with respect thereto). Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers’ Agent, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

3.8 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, the Bank or any Affiliate of the Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.8 shall be and remain effective notwithstanding any release of Collateral or guarantors, cancellation or return of Loan Documents, or other contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s and the Lenders’ rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.8 shall survive the termination of this Agreement.

3.9 Agent’s and Lenders’ Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender’s Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans or the Letters of Credit. The Borrowers agree that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers’ Agent a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

3.10 Borrowers’ Agent. Each of the Borrowers other than Caraustar hereby appoints Caraustar, and Caraustar shall act under this Agreement, as the agent, attorney-in-fact and legal representative of such other Borrowers for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Agent or any Lender. The Agent, the Letter of Credit Issuer and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion or Continuation, request for a Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by Caraustar, whether in its own name, as Borrowers’ Agent, on behalf of any other Borrower or on behalf of the “Borrowers”, and neither the Agent nor the Letter of Credit Issuer or any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such Notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected, provided, that the provisions of this Section 3.10 shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by a “Borrower” hereunder.

3.11 Joint and Several Liability.

(a) Joint and Several Liability. All Loans made to the Borrowers and all of the other Obligations of the Borrowers, including all interest, fees and expenses with respect thereto and all indemnity and reimbursement obligations hereunder, shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally, liable for all Obligations, it being understood that the advances to each Borrower inure to the benefit of all Borrowers, and that the Agent, the Letter of Credit Issuer and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder and issuing Letters of Credit. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation, it will forthwith pay the same, without notice or demand.

(b) No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Agent, the Letter of Credit Issuer or any Lender from any of the Borrowers or any Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for all remaining and thereafter arising Obligations until the Obligations are paid in full and the Commitments are terminated.

3.12 Obligations Absolute. Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Letter of Credit Issuer or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities of each Borrower under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the structure or existence of any Borrower or other Obligor; or (e) any other circumstance which otherwise constitute a defense available to, or a discharge of, any Borrower or other Obligor, other than the indefeasible payment in full of the Obligations. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent, the Letter of Credit Issuer or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or other Obligor or otherwise, all as though such payment had not been made.

3.13 Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in Section 3.11 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract of agreement to which the other Borrowers or Obligors may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrowers, the Obligors or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Documents and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any

Borrower, any Obligor or any other Person or any collateral, including any rights any Borrower may otherwise have under O.C.G.A. § 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Borrower is organized or in which any Borrower conducts business.

3.14 Contribution and Indemnification among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then, to the extent that such Borrower has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which fraction is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the greater of (a) the amount of such repaid Obligations actually received by such Borrower (whether through an inter-company loan or otherwise), and (b) maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 3.14 shall be subordinate in right of payment to the prior payment in full of the Obligations.

ARTICLE 4

TAXES, YIELD PROTECTION AND ILLEGALITY

4.1 Taxes.

(a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

(b) The Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

(c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) the Borrowers shall make such deductions and withholdings;

(iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) At the Agent’s request, within 30 days after the date of any payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

4.2 Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers’ Agent through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrowers’ Agent that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon the Borrowers’ Agent’s receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

4.3 Increased Costs and Reduction of Return.

(a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers’ Agent through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

(b) the failure of the Borrowers to borrow, continue or convert a Loan after any Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

(c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such loss of anticipated profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers’ Agent and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by any Borrower. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the applicable Borrower, in the amount specified in the applicable notice submitted by the applicable Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

4.6 Certificates of Agent. If any Lender claims reimbursement or compensation under this Article 4, the affected Lender shall determine the amount thereof and shall deliver to the Borrowers’ Agent (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

4.7 Survival. The agreements and obligations of the Borrowers in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

5.1 Books and Records. The Obligors shall maintain, and shall cause each of their Subsidiaries to maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Obligors shall reflect, and shall cause each of their Subsidiaries to reflect, by means of appropriate entries, in such accounts and in all Financial Statements, proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Obligors shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including, but not limited to, records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

5.2 Financial Information. The Obligors shall promptly furnish to the Agent and each Lender all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Obligors will furnish to the Agent and each Lender, in such detail as the Agent or the Lenders shall request, the following:

(a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, income statements, cash flow statements and changes in stockholders’ equity, and consolidating unaudited balance sheets and income statements, in each case for the Consolidated Parties for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Consolidated Parties as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified, as to scope of audit or going concern, of independent certified public accountants selected by the Obligors and reasonably satisfactory to the Agent. The Obligors, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants’ services and having audited financial statements reported on by them is for use by the Agent and the Lenders. The Obligors hereby authorize the Agent to communicate directly with their certified public accountants as to accounting matters and, by this provision, authorize those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Consolidated Parties and to discuss directly with the Agent the accounting matters of the Consolidated Parties.

(b) As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated and consolidating unaudited balance sheets of the Consolidated Parties as at the end of such month, and consolidated unaudited income statements and cash flow statements, and consolidating unaudited income statements, in each case for the Consolidated Parties for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Consolidated Parties as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Consolidated Parties’ budget, and prepared in accordance with GAAP (subject to normal fiscal period-end adjustments and the absence of footnotes) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Obligors shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly the Consolidated Parties’ financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

(c) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

(d) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within thirty (30) days after the end of each fiscal month, a certificate of a Responsible Officer substantially in the form of Exhibit E setting forth in reasonable detail the calculations of the covenant set forth in Section 7.22 (whether or not then applicable) during the period covered in such Financial Statements and as at the end thereof. Within thirty (30) days after the end of each month, a certificate of a Responsible Officer stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (ii) the Obligors are, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (iii) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, and (iv) all of the information and disclosures provided on the Schedules attached to this Agreement continue to be true and correct in all material respects. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Obligors have taken or propose to take with respect thereto. If such certificate discloses that any of the information and disclosures provided on the Schedules attached to this Agreement are no longer true and correct in all material respects, no such Schedules shall be deemed to have been amended, modified or superseded, and no cure of any breach of any representation, warranty or covenant resulting from the inaccuracy or incompleteness of any such Schedule shall be deemed to have occurred, unless and until the Required Lenders in their discretion shall have accepted in writing any such revisions or updates to such Schedules.

(e) No sooner than sixty (60) days and not less than thirty (30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements, and Borrowing Base and Availability projections) for the Consolidated Parties and their Subsidiaries as at the end of and for each month (except that the forecasted balance sheets shall be as of the end of each fiscal quarter) of such Fiscal Year.

(f) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Obligor.

(g) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Obligor or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any Obligor or any of its Subsidiaries to or from the holders of any equity interests of any Obligor (other than routine non-material correspondence sent by shareholders of any Obligor to any Obligor) or any such Subsidiary or of any Debt of any Obligor or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

(h) As soon as available, but in any event not later than 15 days after any Obligor’s receipt thereof, a copy of all management reports and management letters prepared for such Obligor by any independent certified public accountants of such Obligor.

(i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Obligor makes available to its shareholders.

(j) If requested by the Agent, promptly after filing with the IRS, a copy of each tax return filed by any Obligor or by any of its Subsidiaries.

(k) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Obligor, any Subsidiary, or any Person in which an Obligor owns 25% or more of the equity interests.

5.3 Notices to the Lenders. The Obligors shall notify the Agent and the Lenders in writing of the following matters at the following times:

(a) Promptly, and in any event within one (1) Business Day, after becoming aware of any Default or Event of Default;

(b) Promptly, and in any event within three (3) Business Days, after becoming aware of the assertion by the holder of any capital stock of any Obligor or of any Subsidiary or the holder of any Debt of any Obligor or any Subsidiary in a face amount in excess of $500,000 that a default exists with respect thereto or that any Obligor or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

(c) Promptly, and in any event within three (3) Business Days, after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

(d) Promptly, and in any event within three (3) Business Days, after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

(e) Promptly, and in any event within three (3) Business Days, after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Obligor or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

(f) Promptly, and in any event within three (3) Business Days, after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Obligor or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

(g) Promptly, and in any event within three (3) Business Days, after receipt of any notice of any violation by any Obligor or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Obligor or any Subsidiary is not in compliance with any Environmental Law or is investigating any Obligor’s or such Subsidiary’s compliance therewith which failure to comply could reasonably be expected to have a Material Adverse Effect;

(h) Promptly, and in any event within three (3) Business Days, after receipt of any written notice that any Obligor or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Obligor or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

(i) Promptly, and in any event within three (3) Business Days, after receipt of any written notice of the imposition of any Environmental Lien against any property of any Obligor or any of its Subsidiaries;

(j) Any change in any Obligor’s name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names under which any Obligor will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

(k) Within ten (10) Business Days after any Obligor or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

(l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Obligor or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either any Obligor or any ERISA Affiliate;

(m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Obligor or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

(n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Obligor’s annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Obligor or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Obligor or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

(o) Within three (3) Business Days after any Obligor or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan; and

(p) Promptly after any Obligor has notified the Agent of any intention by any Obligor to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Obligors, their Subsidiaries, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

5.4 Collateral Reporting.

(a) As soon as available, but in any event within twenty-five (25) days after the end of each month, the Borrowers will furnish to the Agent and each Lender, in such detail as the Agent or the Lenders shall request, a Borrowing Base Certificate prepared as of the close of business on the last Business Day of such month. The Borrowers acknowledge that the Agent may require the delivery of Borrowing Base Certificates on a more frequent basis.

(b) The Borrowers will furnish to the Agent, in such detail as the Agent shall request, the following:

(i) If requested by the Agent, together with each Borrowing Base Certificate delivered pursuant to Section 5.4(a), a schedule of each Borrower’s Accounts created, credits given, cash collected and other adjustments to such Borrower’s Accounts since the last such schedule;

(ii) On a monthly basis, by the 25th day of the following month, or more frequently if requested by the Agent, a consolidated aging of the Borrowers’ Accounts, together with a reconciliation to the corresponding Borrowing Base and to the Borrowers’ general ledger;

(iii) If requested by the Agent, on a monthly basis, by the 25th day of the following month, or more frequently if requested by the Agent, an aging of the Borrowers’ accounts payable;

(iv) On a monthly basis, by the 25th day of the following month, or more frequently if requested by the Agent, a detailed calculation of Eligible Inventory;

(v) On a monthly basis, by the 25th day of the following month, or more frequently if requested by the Agent, a list of Inventory values by location, together with a reconciliation to the corresponding Borrowing Base and to the Borrowers’ general ledger;

(vi) Upon request, copies of invoices in connection with the Borrowers’ Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrowers’ Accounts, and purchase orders and invoices for Inventory acquired by the Borrowers;

(vii) Promptly following the Agent’s request, a statement of the balance of all assets and liabilities, however arising, which are due to each Obligor from, or which are due from each Obligor to, or which otherwise arise from any transaction by each Obligor with, any Affiliate of such Obligor;

(viii) Promptly following the Agent’s request, such other reports as to the Collateral of the Obligors as the Agent shall request from time to time; and

(ix) With the delivery of each of the foregoing, a certificate of a Responsible Officer certifying as to the accuracy and completeness of the foregoing.

(c) If any Lender desires to receive any of the reports, certificates, items or other information required to be delivered by the Borrowers to the Agent in accordance with clause (b) above (including any such reports, certificates, items or other information that are required to be delivered by the Borrowers following the Agent’s request therefor, notwithstanding that the Agent may not have made a request therefor, so long as such Lender’s request therefor is reasonable), (i) such Lender shall make a request of the Agent for such reports, certificates, items and other information, and (ii) the Agent shall, at its option, either (A) instruct the Borrowers to deliver sufficient copies of such reports, certificates, items and other information directly to the Agent, in which case the Agent shall forward such reports, certificates, items and other information to such Lender promptly following the Agent’s receipt thereof from the Borrowers, or (B) instruct the Borrowers to deliver such reports, certificates, items and other information directly to such Lender, in which case the Borrowers shall promptly provide such reports, certificates, items and other information directly to such Lender.

(d) If any of any Obligor’s records or reports of the Collateral are prepared by an accounting service or other agent, such Obligor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to Lenders.

5.5 Subordinated Debt Certificate. Not less than five (5) Business Days prior to any payment of any principal of, or interest or other amounts on, the Senior Subordinated Notes, the Obligors shall deliver to the Agent a certificate of a Responsible Officer (a) stating whether or not any Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment, both with and without giving effect to the making of such proposed payment, (b) setting forth the amount of interest and other amounts proposed to be paid, and (c) certifying that the proposed payment is permitted under Section 7.14 of this Agreement.

ARTICLE 6

GENERAL WARRANTIES AND REPRESENTATIONS

Each Obligor warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

6.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Such Obligor has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Agent’s Liens. Such Obligor has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by such Obligor, and constitute the legal, valid and binding obligations of such Obligor, enforceable against it in accordance with their respective terms. Such Obligor’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Obligor or any of its Subsidiaries, by reason of the terms of (a) any of the Indentures or any other material contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (b) any Requirement of Law applicable to such Obligor or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Obligor or any of its Subsidiaries.

6.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent, the Letter of Credit Issuer and the Lenders, and such Liens (a) constitute perfected and continuing Liens on all the Collateral, (b) have priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d), (e) and (f) of the definition of Permitted Liens, and (c) are enforceable against such Obligor and all third parties.

6.3 Organization and Qualification. Such Obligor (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which, as of the Agreement Date, are the only jurisdictions in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on such Obligor’s business, operations, prospects, property, or condition (financial or otherwise), and (c) has all requisite power and authority to conduct its business and to own its property.

6.4 Corporate Name; Prior Transactions. Except as set forth on Schedule 6.4, no Obligor has, during the five (5) years prior to the Agreement Date, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Collateral outside of the ordinary course of business.

6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list, as of the Closing Date, of the name and relationship to Caraustar of each and all of Caraustar’s Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary’s business, operations, prospects, property, or condition (financial or otherwise), and (c) has all requisite power and authority to conduct its business and own its property.

6.6 Financial Statements and Projections.

(a) The Obligors have delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Consolidated Parties as of December 31, 2005, and for the Fiscal Year then ended, accompanied by the report thereon of the Obligors’ independent certified public accountants, Deloitte & Touche LLP. The Obligors have also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Consolidated Parties as of February 28, 2006. Such financial statements are attached hereto as Exhibit B. All such financial statements have been prepared in accordance with GAAP (subject, in the case of the unaudited financial statements, to normal fiscal period-end adjustments and the absence of footnotes) and present accurately and fairly in all material respects the financial position of the Consolidated Parties as at the dates thereof and their results of operations for the periods then ended.

(b) The Latest Projections when submitted to the Lenders as required herein represent the Obligors’ best estimate of the future financial performance of the Consolidated Parties for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Obligors believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

6.7 Capitalization. Schedule 6.7 sets forth, as of the Closing Date, the number of authorized shares of capital stock or similar equity interests of each Obligor, the number of such shares or other interests that are outstanding, and the names of (a) the record and beneficial owners, of public record as of the Closing Date, of each owner of more than 5% of the capital stock of Caraustar, and (b) the record and beneficial owners of all such shares of the other Obligors. All such issued and outstanding shares or other interests are validly issued, fully paid and non-assessable.

6.8 Solvency; Fair Consideration.

(a) Each Borrower is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall be Solvent after giving effect to each Borrowing made, and Letter of Credit issued, after the Closing Date.

(b) The Obligors, on a consolidated basis, are Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date, the issuance of any Letters of Credit to be issued on the Closing Date, and the guaranty obligations to be incurred on the Closing Date, and shall be Solvent after giving effect to each Borrowing made, and Letter of Credit issued, after the Closing Date.

(c) Each Borrower and Guarantor (i) has and will receive substantial direct and indirect benefits by reason of the making of Loans and other financial accommodations to the Borrowers as provided in this Agreement (which direct and indirect benefits are sufficient to constitute “reasonably equivalent value” within the meaning of the UFTA (as defined in Section 3.14) and Section 548 of the Bankruptcy Code and “fair consideration” within the meaning of the UFCA (as defined in Section 3.14)) for such Obligor’s incurrence of payment obligations hereunder and its granting of Liens in its Collateral under the Loan Documents as a result of (A) the fact that, because the Borrowers’ and Guarantors’ business is a mutual and collective enterprise, the consolidation of all Loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Borrowers and Guarantors and facilitate the administration of their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Borrowers and Guarantors, and (B) the various and extensive inter-relationships among the Obligors as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers (including the significant sales of paperboard, the primary ingredient in the Obligors’ operations, by the Obligors that operate paperboard mills to the Obligors that operate manufacturing and converting facilities), as joint venturers, as members of consolidated and integrated cash management, accounting, computer and other systems, and as sellers of goods to common customers, and (ii) understands and acknowledges that the Agent’s and the Lenders’ willingness to extend Loans and other financial accommodations to the Borrowers, and to administer the Borrowers’ and Guarantors’ collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Borrowers and Guarantors and at the Borrowers’ and Guarantors’ request and in furtherance of the Borrowers’ and Guarantors’ mutual and collective enterprise.

6.9 Debt. After giving effect to the making of the Loans to be made on the Closing Date, the Obligors and their Subsidiaries have no Debt, except Permitted Debt.

6.10 Distributions. From December 31, 2005 through the Agreement Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of Caraustar.

6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Agreement Date, a correct and complete list of all Real Estate owned by any Obligor or any of its Subsidiaries, all leases and subleases of real or personal property held by any Obligor or any of its Subsidiaries as lessee or sublessee (other than leases of personal property as to which any Obligor or a Subsidiary is lessee or sublessee for which the value of such personal property in the aggregate is less than $750,000), and all leases and subleases of real or personal property held by any Obligor or any of its Subsidiaries as lessor, or sublessor. As of the Agreement Date, (a) each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, (b) except as set forth on

Schedule 6.11, the applicable Obligor or Subsidiary has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by such Obligor or Subsidiary, or valid leasehold interests in all Real Estate designated therein as “leased” by such Obligor or Subsidiary, and (c) except as set forth on Schedule 6.11, each Obligor and its Subsidiaries has good, indefeasible, and merchantable title to all of its other property reflected on the December 31, 2005 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

6.12 Proprietary Rights. Schedule 6.12 sets forth a correct and complete list of all of each Obligor’s Proprietary Rights as of the Agreement Date. As of the Agreement Date, (a) none of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12, (b) to the best of any Obligor’s knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person’s property, and no other Person’s property infringes on or conflicts with the Proprietary Rights, and (c) the Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the Obligors’ business.

6.13 Trade Names. All trade names under which any Obligor sells Inventory or creates Accounts as of the Agreement Date, or to which instruments in payment of Accounts are made payable as of the Agreement Date, are listed on Schedule 6.13.

6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the best of any Obligor’s knowledge, threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of any Obligor’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Agreement Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Obligor or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Obligor or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of any Obligor’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Obligor or its Subsidiaries or their employees.

6.16 Environmental Laws. Except as otherwise disclosed on Schedule 6.16 or as could not reasonably be expected to have a Material Adverse Effect:

(a) Each Obligor and its Subsidiaries have complied in all material respects with all Environmental Laws and neither any Obligor nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental

Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

(b) Each Obligor and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and each Obligor and its Subsidiaries are in compliance with all material terms and conditions of such permits.

(c) Neither any Obligor nor any of its Subsidiaries, nor, to the best of any Obligor’s knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

(d) Neither any Obligor nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

(e) To the best of any Obligor’s knowledge, none of the present or past operations of any Obligor or its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

(f) There is not now, nor to the best of any Obligor’s knowledge has there ever been, on or in the Real Estate in violation of any applicable Environmental Laws:

(1) any underground storage tanks or surface impoundments,

(2) any asbestos-containing material, or

(3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

(g) Neither any Obligor nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

(h) Neither any Obligor nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on any Obligor or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

(i) None of the products manufactured, distributed or sold by any Obligor or any of its Subsidiaries contain asbestos containing material.

(j) No Environmental Lien has attached to the Real Estate.

6.17 No Violation of Law. Neither any Obligor nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

6.18 No Default. Neither any Obligor nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which any Obligor or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

6.19 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Obligor, nothing has occurred which would cause the loss of such qualification. Each Obligor and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of any Obligor, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) except as set forth on Schedule 6.19, as of the Agreement Date no Pension Plan has any Unfunded Pension Liability; (iii) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) except as set forth on Schedule 6.19, neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither any Obligor nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.20 Taxes. Each Obligor and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

6.21 Regulated Entities. None of the Obligors, any Person controlling any Obligor, or any Affiliate or Subsidiary of any Obligor, is an “Investment Company” within the meaning of the Investment Company Act of 1940. No Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any

state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

6.22 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely to refinance existing Debt on the Closing Date, to fund a portion of the Redemption, and for working capital purposes. Neither any Obligor nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.23 Copyrights, Patents, Trademarks and Licenses, etc. Except as set forth on Schedule 6.12, the Obligors own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of their business, without conflict with the rights of any other Person. To the best knowledge of each Obligor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Obligor or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Obligor, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.24 No Material Adverse Change. No Material Adverse Effect has occurred since the date of the audited Financial Statements delivered to the Lenders pursuant to Section 6.6(a).

6.25 Full Disclosure. None of the representations or warranties made by any Obligor or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Obligor or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Obligor to the Lenders prior to the Agreement Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.26 Material Agreements. Schedule 6.26 hereto sets forth as of the Agreement Date all material agreements and contracts to which any Obligor or any of its Subsidiaries is a party or is bound as of the date hereof.

6.27 Bank Accounts. Schedule 6.27 contains a complete and accurate list of all bank accounts maintained by each Obligor with any bank or other financial institution as of the Agreement Date.

6.28 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor or any of its Subsidiaries of this Agreement or any other Loan Document.

6.29 Anti-Terrorism Laws. None of the Obligors nor any of their Affiliates is in violation of any Anti-Terrorism Law, or engages in or conspires to engage in any transaction that attempts to violate, or otherwise evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in any Anti-Terrorism Law. None of the Obligors any of their Affiliates (a) is a Blocked Person; (b) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person in any manner that would violate any Anti-Terrorism Law; (c) has any of its assets in a Blocked Person; (d) deals in, or otherwise engages in any transaction relating to, any assets or property blocked pursuant to Executive Order No. 13224; or (e) derives a substantial portion of any of its operating income from investments in or transactions with a Blocked Person.

6.30 Indentures.

(a) As of the Closing Date and at all times thereafter through and including the consummation of the Redemption, (i) the Commitments and all of the Obligations shall constitute “Designated Senior Debt” under and as defined in the Senior Subordinated Note Indenture, (ii) the Senior Credit Facility shall constitute the only “Credit Facility” under and as defined in the Senior Subordinated Note Indenture, (iii) there shall be no Debt outstanding under Section 4.9(b)(11) of the Senior Subordinated Note Indenture other than Debt constituting part of the Obligations, and (iv) the Commitments and the Obligations shall at all times be permitted to be incurred under the Senior Subordinated Note Indenture without causing any default thereunder.

(b) As of the Closing Date and at all times thereafter, (i) the Commitments and the Obligations shall at all times be permitted to be incurred under the Senior Note Indentures without causing any default thereunder, and (ii) neither the Redemption nor any action taken in connection therewith, including without limitation the giving of the Redemption Notice, conflicts or will conflict with, or constitutes or will constitute a violation or breach of, or results or will result in the imposition of any Lien upon the property of any Obligor or any of its Subsidiaries, by reason of the terms of (A) any of the Senior Note Indentures or any other material contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (B) any Requirement of Law applicable to such Obligor or any of its Subsidiaries, or (C) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Obligor or any of its Subsidiaries.

ARTICLE 7

AFFIRMATIVE AND NEGATIVE COVENANTS

Each Obligor covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

7.1 Taxes and Other Obligations. Each Obligor shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all material Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other material indebtedness owed by it and perform and discharge in a timely manner all other material obligations undertaken by it; provided, however, so long as the Obligors have notified the Agent in writing, neither any Obligor nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Obligor or Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

7.2 Legal Existence and Good Standing. Each Obligor shall, and shall cause each of its Subsidiaries to, maintain (a) its legal existence and good standing in its jurisdiction of organization, and (b) its qualification and good standing in all other jurisdictions in which the failure to maintain its qualification or good standing could reasonably be expected to have a Material Adverse Effect.

7.3 Compliance with Law and Agreements; Maintenance of Licenses. Each Obligor shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act, all Anti-Terrorism Laws and all Environmental Laws). Each Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Agreement Date. No Obligor shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

7.4 Maintenance of Property; Inspection of Property.

(a) Each Obligor shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary, useful and material in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

(b) Each Obligor shall permit representatives and independent contractors of the Agent to visit and inspect any of such Obligor’s or any of its Subsidiaries’ properties, to examine such Obligor’s and Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss such Obligor’s and Subsidiaries’ affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrowers’ Agent. If the Agent initiates an inspection and audit as of a date when the Average Availability as of the most recently ended fiscal month of the Obligors (i) is less than or equal to $30,000,000, the Obligors shall be responsible for the expense of such inspection and audit if more than 120 days have elapsed since the date of the initiation of the last inspection and audit, (ii) is less than or equal to $60,000,000 but greater than

$30,000,000, the Obligors shall be responsible for the expense of such inspection and audit if more than 180 days have elapsed since the date of the initiation of the last inspection and audit, or (iii) is greater than $60,000,000, the Obligors shall be responsible for the expense of such inspection and audit if more than 360 days have elapsed since the date of the initiation of the last inspection and audit. In addition, when an Event of Default exists, the Agent may do any of the foregoing at the expense of the Obligors at any time during normal business hours and without advance notice.

7.5 Insurance.

(a) Each Obligor shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers acceptable to the Agent, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Required Lenders.

(b) Each Obligor shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days’ prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Obligor or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Obligors when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Obligors fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.

7.6 Insurance and Condemnation Proceeds. The Obligors shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to any Collateral with a net book value in excess of $1,000,000, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

(a) With respect to insurance and condemnation proceeds relating to Collateral other than Equipment, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.7.

(b) With respect to insurance and condemnation proceeds relating to Collateral consisting of Equipment, the Agent shall permit or require the Borrower to use such proceeds, or any part thereof, to replace, repair or restore the relevant Equipment in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $1,000,000 and (3) the Borrower first (i) provides the Agent with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and (ii) demonstrates to the reasonable satisfaction of the Agent that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.3(c).

7.7 Environmental Laws.

(a) Each Obligor shall, and shall cause each of its Subsidiaries to, conduct its business in material compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Obligor shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

(b) Without limiting the generality of the foregoing, the Obligors shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each material environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by any Obligor and its communications with any Governmental Authority to determine whether such Obligor or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Obligors shall, at the Agent’s or the Required Lenders’ request and at the Obligors’ expense, (i) retain an independent environmental engineer acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall increase in any material respect.

(c) The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of the Obligors is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent’s Liens and preserving the Agent’s and the Lenders’ rights under the Loan Documents. No site visit, observation or testing by the Agent will result in a waiver of any default of the Obligors or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither any Obligor nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect any Obligor or any other party against, or to inform any Obligor or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to any Obligor or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. Each Obligor understands and agrees that the Agent makes no warranty or representation to any Obligor or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Each Obligor also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to an Obligor, Obligors may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Obligors without advice or assistance from the Agent. In each instance, the Agent will give the Borrowers’ Agent reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this Section 7.7(c). The Agent will make reasonable efforts to avoid interfering with the Obligors’ use of the Real Estate or any other property in exercising any rights provided hereunder.

7.8 Compliance with ERISA. Each Obligor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

7.9 Mergers, Consolidations or Sales. Neither any Obligor nor any Subsidiary shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing (collectively, “Asset Dispositions”), except:

(a) for sales of Inventory in the ordinary course of its business;

(b) for sales or other dispositions of items of Equipment or other Fixed Assets in the ordinary course of business that are obsolete or no longer useable by the Obligors in their business with a net book value not to exceed $12,500,000 in the aggregate for all such items of Equipment and other Fixed Assets sold or disposed of on or after the Agreement Date; provided, that, (i) within 120 days following each such sale or disposition, the Obligors shall either reinvest the Net Proceeds of such sale or disposition in other Equipment or Fixed Assets or apply such Net Proceeds to the Loans in accordance with Section 3.3(b) and (c), and (ii) all Equipment purchased with such Net Proceeds shall be free and clear of all Liens except the Agent’s Liens;

(c) for sales or other dispositions of the Listed Mill Assets so long as no Event of Default exists at the time of such sale or disposition; provided, that, within 120 days following such sale or disposition, the Obligors shall either (i) reinvest the Net Proceeds of such sale or disposition in Fixed Assets or (ii) apply such Net Proceeds to the Loans in accordance with Section 3.3(b) and (c);

(d) for sales or other dispositions of the Obligors’ special packaging group business, consisting of the Obligors’ facilities located at Birmingham, Alabama, Pinebrook, New Jersey, Clifton, New Jersey, Bucyrus, Ohio, Robersonville, North Carolina and Strasburg, Ohio, together with related assets, for Net Proceeds (of immediately available cash) not less than the amount previously disclosed to the Agent and the Lenders prior to the Agreement Date or otherwise on terms not materially less favorable to the Obligors or the Lenders; provided, that, (i) no Event of Default exists immediately before or after such sale or disposition, (ii) the Obligors shall have provided the Agent at least 10 days notice of the proposed sale or disposition, (iii) if any of the assets sold or disposed of pursuant to this clause (d) consist of Accounts or Inventory, then, on the date of such sale or disposition, the Obligors shall prepay the Obligations in an amount at least equal to the net book value of such Accounts and Inventory in accordance with Section 3.3(b) from the Net Proceeds of such sale or disposition and provide the Agent an updated Borrowing Base Certificate giving effect to such sale or disposition, and (iv) the Obligors shall apply the remaining Net Proceeds of such sale or disposition to the Loans in accordance with Section 3.3(b) and (c);

(e) for sales or other dispositions of the Obligors’ coated recycled board business, consisting of Caraustar’s mill facilities located at Versailles, Connecticut (Sprague), Tama, Iowa and Rittman, Ohio, together with related assets, for Net Proceeds (of immediately available cash) not less than the amount previously disclosed to the Agent and the Lenders prior to the Agreement Date or otherwise on terms not materially less favorable to the Obligors or the Lenders; provided, that, (i) no Event of Default exists immediately before or after such sale or disposition, (ii) the Obligors shall have provided the Agent at least 10 days notice of the proposed sale or disposition, (iii) if any of the assets sold or disposed of pursuant to this clause (e) consist of Accounts or Inventory, then, on the date of such sale or disposition, the Obligors shall prepay the Obligations in an amount at least equal to the net book value of such Accounts and Inventory in accordance with Section 3.3(b) from the Net Proceeds of such sale or disposition and provide the Agent an updated Borrowing Base Certificate giving effect to such sale or disposition, and (iv) the Obligors shall apply the remaining Net Proceeds of such sale or disposition to the Loans in accordance with Section 3.3(b) and (c);

(f) for sales or other dispositions of assets outside the ordinary course of business; provided, that, (i) no Event of Default exists immediately before or after such sale or disposition, (ii) the net book value of the assets subject to such sale or disposition, when aggregated with the net book value of all other assets sold or disposed of on or after the Agreement Date pursuant to this clause (f), shall not exceed $15,000,000, (iii) the Obligors shall have provided the Agent at least 10 days notice of the proposed sale or disposition, together with the material terms and conditions thereof, (iv) if any of the assets sold or disposed of pursuant to this clause (f) consist of Accounts or Inventory, then, on the date of such sale or disposition, the Obligors shall prepay the Obligations in an amount at least equal to the net book value of such Accounts and Inventory in accordance with Section 3.3(b) from the Net Proceeds of such sale or disposition and provide the Agent an updated Borrowing Base Certificate giving effect to such sale or disposition, and (v) within 120 days following each such sale or disposition, the Obligors shall either (A) reinvest the remaining Net Proceeds of such sale or disposition in Fixed Assets or other property useful in their business, or (B) apply such remaining Net Proceeds to the Loans in accordance with Section 3.3(b) and (c); and

(g) if no Event of Default exists, (i) dissolutions, liquidations and winding-ups of any Subsidiary of a Borrower that is not an Obligor, (ii) mergers and consolidations of (A) any Borrower with another Borrower, (B) any Guarantor with another Guarantor, and (C) any Guarantor with a Borrower so long as such Borrower is the surviving entity, and (iii) transfers and sales of assets from (A) any Borrower to another Borrower, (B) any Guarantor to another Guarantor, and (C) any Guarantor to a Borrower.

7.10 Distributions; Capital Change; Restricted Investments. Neither any Obligor nor any of its Subsidiaries shall directly or indirectly declare or make, or incur any liability to make, any Distribution, except Permitted Distributions, make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect, or make any Restricted Investment.

7.11 Transactions Affecting Collateral or Obligations. Neither any Obligor nor any of its Subsidiaries shall enter into any transaction which, at the time of entering into such transaction, could reasonably be expected to have a Material Adverse Effect.

7.12 Guaranties. Neither any Obligor nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent, (b) Guaranties of Debt permitted under clauses (c) through (h) of Section 7.13, provided that no Subsidiary existing as of the Agreement Date shall hereafter Guarantee the Debt outstanding under the Indentures unless such Subsidiary Guarantees such Debt as of the Agreement Date or is a Guarantor hereunder, (c) Guaranties by a Borrower of obligations of another Borrower that are not prohibited by the terms of this Agreement, (d) Guaranties by a Guarantor of obligations of any Obligor that are not prohibited by the terms of this Agreement, and (e) other Guaranties of obligations in an aggregate amount not to exceed $3,000,000 at any time.

7.13 Debt. Neither any Obligor nor any of its Subsidiaries shall incur or maintain any Debt, other than the following (collectively, “Permitted Debt”): (a) the Obligations; (b) Debt described on Schedule 7.13; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment provided that (i) all Liens securing the same attach only to the Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $10,000,000 at any time; (d) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 7.13; provided that (i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are no less favorable in any material respect to the Obligors, the Agent or the Lenders than the original Debt; (e) Debt owing under the Senior Subordinated Notes not to exceed $257,500,000 in the aggregate principal amount at any time outstanding; (f) Debt owing under the Senior Notes (2009) not to exceed $189,750,000 in the aggregate principal amount at any time outstanding and any Permitted Senior Note Refinancing thereof; (g) Debt owing under the Senior Notes (2010) not to exceed $29,000,000 in the aggregate principal amount at any time outstanding and any Permitted Senior Note Refinancing thereof; (h) Debt and Obligations owing under Hedge Agreements relating to the Loans and other Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes; (i) unsecured intercompany Debt of an Obligor owing to another Obligor, provided that such Debt constitutes a Permitted Investment and is subordinated to the Obligations pursuant to the terms of Section 13.5; (j) Debt of a Subsidiary that is not an Obligor owing to an Obligor, provided that such Debt constitutes a Permitted Investment; (k) Guaranties permitted under Section 7.12; and (l) other unsecured Debt.

7.14 Prepayment; Amendments; Etc.

(a) Neither any Obligor nor any of its Subsidiaries shall prepay any Debt (whether through a prepayment, redemption, defeasance or otherwise), except: (i) for prepayments of the Obligations in accordance with the terms of this Agreement; (ii) for the Redemption; (iii) as required under clause (c) or (d); and (iv) that the Obligors may prepay (including through redemptions and purchases) any Debt so long as (A) no Default or Event of Default exists immediately before or immediately after giving effect to such prepayment, (B) immediately after giving effect to such prepayment (including any Loans made hereunder to finance such prepayment), and with all of the Obligors’ obligations current, Availability is greater than $30,000,000, and (C) in the case of any prepayment of Debt outstanding under the Indentures, a Responsible Officer delivers to the Agent a certificate (1) demonstrating compliance with clause (B) above, and (2) stating that no Default or Event of Default exists immediately before or immediately after giving effect to such prepayment.

(b) No Obligor shall (i) make any payment of interest (or other amounts owing thereunder) owing under or with respect to the Senior Subordinated Notes, except in accordance with the terms of the subordination provisions set forth in the Senior Subordinated Note Indenture or as expressly permitted under Section 7.14(a), (ii) enter into any amendment or modification of any of the Indentures or any of the promissory notes or other documents or instruments executed in connection therewith unless (A) the Obligors provide the Agent a copy of the proposed amendment or modification at least five Business Days prior to the Obligors’ execution thereof and (B) such amendment or modification does not (1) add or change any terms in a manner adverse to the Obligors, the Agent or the Lenders, (2) shorten the final maturity or average life to maturity thereof, (3) require any payment thereon to be made sooner than originally scheduled, (4) increase the interest rate or any fees applicable thereto, or (5) change any subordination provision thereof, or (iii) designate any Debt of such Obligor as “Designated Senior Debt” (as defined in the Senior Subordinated Note Indenture) other than Debt designated as “Designated Senior Debt” as of the Agreement Date and identified as such on Schedule 7.13.

(c) At least 180 days prior to the scheduled maturity of the Senior Notes (2009), the Borrowers shall provide the Agent (i) evidence of the repayment or redemption in full of the Senior Notes (2009) through a Permitted Senior Note Refinancing or of the defeasance of the Borrowers’ obligations under the covenants under the Senior Note Indenture (2009) in accordance with the terms thereof or (ii) notice of the principal amount of the Senior Notes (2009) that remain outstanding on the 180th day prior to the maturity thereof, in which event the Agent shall have the right to establish Reserves in an amount of up to the outstanding principal amount of the Senior Notes (2009), which Reserves will be released by the Agent on the date of any repayment or redemption in full of the Senior Notes (2009) permitted hereunder. In any event, the Borrowers agree that they shall repay or redeem the Senior Notes (2009) in full through a Permitted Senior Note Refinancing at least 60 days prior to the maturity thereof.

(d) At least 180 days prior to the scheduled maturity of the Senior Notes (2010), the Borrowers shall provide the Agent (i) evidence of the repayment or redemption in full of the Senior Notes (2010) through a Permitted Senior Note Refinancing or of the defeasance of the Borrowers’ obligations under the covenants under the Senior Note Indenture (2010) in accordance with the terms thereof or (ii) notice of the principal amount of the Senior Notes (2010) that remain outstanding on the 180th day prior to the maturity thereof, in which event the Agent shall have the right to establish Reserves in an amount of up to the outstanding principal amount of the Senior Notes (2010), which Reserves will be released by the Agent on the date of any repayment or redemption in full of the Senior Notes (2010) permitted hereunder. In any event, the Borrowers agree that they shall repay or redeem the Senior Notes (2010) in full through a Permitted Senior Note Refinancing at least 60 days prior to the maturity thereof.

7.15 Transactions with Affiliates. Except as set forth below or on Schedule 7.15, neither any Obligor nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, but without limitation of any other restrictions set forth in this Agreement, each Obligor and its Subsidiaries may (a) make Permitted Investments, and (b) engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to such Obligor and its Subsidiaries than would be obtained in a comparable arm’s-length transaction with a third party who is not an Affiliate.

7.16 Investment Banking and Finder’s Fees. Neither any Obligor nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, arranger’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement, except for any fees payable to the Bank and the Arranger pursuant to the Fee Letter. The Obligor shall defend and indemnify the Arranger, the Agent and the Lenders against and hold them harmless from all claims of any Person that such Obligor is obligated to pay for any such fees, and all costs and expenses (including attorneys’ fees) incurred by the Arranger, the Agent and/or any Lender in connection therewith.

7.17 Business Conducted. The Obligors shall not, and shall not permit any of their Subsidiaries to, engage directly or indirectly in any line of business other than the business in which the Obligors are engaged on the Agreement Date.

7.18 Liens. Neither any Obligor nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

7.19 Sale and Leaseback Transactions. Neither any Obligor nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Obligor or Subsidiary to lease or rent property that such Obligor or Subsidiary has sold or will sell or otherwise transfer to such Person.

7.20 New Subsidiaries and Obligors.

(a) No Obligor shall, except as set forth in clause (b) below, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 6.5.

(b) In the event that Caraustar forms any new Subsidiary after the Agreement Date, Caraustar shall, within 10 days of such formation, cause such new Subsidiary to become a Guarantor hereunder and grant the Agent Liens in its Collateral, all pursuant to documentation in form and substance acceptable to the Agent, including, without limitation, such security agreements, UCC financing statements, certificates, legal opinions, and Lien searches as the Agent may require.

7.21 Fiscal Year. The Obligors shall not change their Fiscal Year.

7.22 Fixed Charge Coverage Ratio.

In the event that (a) Excess Availability is less than $30,000,000 at any time prior to the Increase Effective Date or (b) Availability is less than $20,000,000 at any time on or after the Increase Effective Date or is less than $25,000,000 for 5 consecutive Business Days on or after the Increase Effective Date (each, a “Trigger Event”), the Consolidated Parties shall be required to maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0, measured on a trailing twelve month basis as of the immediately preceding fiscal month end for which financial statements have been (or were required to be) delivered hereunder and, subject to the following sentence, as of each subsequent fiscal month end. Following a Trigger Event, the requirement to comply with the Fixed Charge Coverage Ratio shall remain in effect unless and until the Borrowers have maintained Availability of at least $20,000,000 for a period of at least 120 consecutive days commencing after the occurrence of such Trigger Event and ending on a fiscal month end, after which time the requirement to comply with the Fixed Charge Coverage Ratio shall not apply unless a subsequent Trigger Event occurs. If the Obligors fail to deliver financial statements on the due date therefor (without giving effect to any cure periods), such that the Fixed Charge Covenant Ratio cannot be calculated, the Fixed Charge Covenant Ratio shall be deemed to be less than 1.0 to 1.0 until such time as the required financial statements are actually delivered.

7.23 Use of Proceeds. The Borrowers shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or other Person incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.24 Banking Relationships. In order to facilitate the administration of the Loans and this Agreement, the Obligors shall maintain the Bank as the Obligors’ principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of the Obligors’ business; provided, that, if the Bank in its sole discretion elects not to provide such accounts and services for the Obligors, the Obligors shall arrange for and maintain such accounts and services with another bank acceptable to the Bank in its discretion.

7.25 Anti-Terrorism Laws.

Neither any Obligor nor any of its Subsidiaries shall (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person that would violate any Anti-Terrorism Law, (b) deal in, or otherwise engage in any transaction relating to, any assets or property blocked pursuant to Executive Order No. 13224, or (c) engage in on conspire to engage in any transaction that attempts to violate, or evades or avoids (or has the purpose of evading or avoiding) any prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. The Obligors shall deliver to the Agent and Lenders any certification or other evidence requested from time to time by the Agent or any Lender, in its reasonable discretion, confirming each Obligor’s and its Subsidiaries’ compliance with this Section.

7.26 Further Assurances. The Obligors shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

ARTICLE 8

CONDITIONS OF LENDING

8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans and the Term Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Obligors shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Obligors before or on such Closing Date.

(b) Upon making the initial Revolving Loans and the Term Loans (including (i) such Loans made to finance, or otherwise as reimbursement for, all fees, costs and expenses then payable under this Agreement and the other Loan Documents and (ii) such Loans (or a Reserve) made to finance the portion of the Redemption Price for which the Borrowers do not have readily available cash or Cash Equivalents as of the Closing Date) and with all its obligations current, the Borrowers shall have Excess Availability of at least $30,000,000.

(c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

(d) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

(e) The Agent and the Lenders shall have received such opinions of counsel for the Obligors and their Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

(f) The Agent shall have received:

(i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens; and

(ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Obligors and their Subsidiaries except Permitted Liens.

(g) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

(h) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

(i) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Obligors and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

(j) The Agent shall have received, in form and substance reasonably satisfactory to it, an appraisal of the Eligible Equipment.

(k) Concurrently with the making of such Loans, Caraustar shall issue the Redemption Notice in accordance with the terms of the Senior Subordinated Note Indenture.

(l) The Agent and the Lenders shall have received the audited financial statements of the Borrowers and their Subsidiaries as of December 31, 2005, together with an unqualified opinion of the Borrowers’ independent certified public accountants with respect thereto, and the results of operations and financial condition evidenced by such financial statements shall be satisfactory to the Agent and the Lenders.

(m) No action, suit, investigation or proceeding shall be pending or, to the knowledge of the Borrowers, threatened against any Obligor in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

(n) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

(o) Without limiting the generality of the items described above, the Borrowers and each other Obligor shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the “Closing Checklist” delivered by the Agent (or its counsel) to Caraustar (or its counsel) prior to the Agreement Date.

The acceptance by any Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Obligors to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

8.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans and the Term Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) The following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

(i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Obligors that any representation or warranty is not correct and the Required

Lenders have explicitly waived in writing compliance with such representation or warranty; and

(ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

(iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or could reasonably be expected to have a Material Adverse Effect.

(b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders’ Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 9

DEFAULT; REMEDIES

9.1 Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur for any reason:

(a) any failure by any Obligor to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder or under any of the other Loan Documents when due, whether upon demand or otherwise;

(b) any representation or warranty made or deemed made by any Obligor in this Agreement, or by any Obligor or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Obligor or any of its Subsidiaries at any time to the Agent or any Lender, shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.4, 7.2, 7.5, or 7.9 through 7.25 of this Agreement, or Section 10 of the Security Agreement; (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 or 5.3 of this Agreement, or any other Section of the Security Agreement, and such default shall continue for five (5) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement, any other Loan Document or any other agreement entered into at any time to which any Obligor or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products), and such default shall continue for thirty (30) days or more;

(d) any default shall occur under or with respect to the Debt outstanding under any of the Indentures or any other Debt (other than the Obligations) of an Obligor or any of its Subsidiaries in an outstanding principal amount which exceeds $5,000,000, or under any indenture (including any of the Indentures) agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by an Obligor or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(e) an Obligor or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of an Obligor or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

(g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for an Obligor or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of an Obligor or any of its Subsidiaries;

(h) except as permitted under Section 7.9(g), an Obligor or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any action in furtherance thereof;

(i) all or any material part of the property of an Obligor or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of an Obligor or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(j) any Payment or Security Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by an Obligor;

(k) one or more judgments, orders, decrees or arbitration awards is entered against an Obligor or any of its Subsidiaries involving in the aggregate liability as to any single or related or unrelated series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

(l) any loss, theft, damage or destruction of any item or items of Collateral or other property of an Obligor or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

(m) there is filed against an Obligor or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(n) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens pursuant to the Payment or Security Documents, any Payment or Security Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

(o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of one or more Obligors under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) there occurs a failure to make a required contribution to any Pension Plan which could result in the imposition of a Lien as described in Section 412(n) of the Code or an amendment is made to any Pension Plan resulting in an increase in current liability such that security is required under Section 401(a)(29) of the Code; or (iii) an Obligor or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $5,000,000;

(p) Caraustar fails to consummate the Redemption on or before the 45th day after the Closing Date in accordance with the terms of the Senior Subordinated Note Indenture and the Redemption Notice; or

(q) there occurs a Change of Control.

9.2 Remedies.

(a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Obligor: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; (iii) instruct the Letter of Credit Issuer to restrict or refuse to provide Letters of Credit or Credit

Support; and (iv) exercise all of its rights under the Senior Subordinated Note Indenture. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Obligor: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Obligors to cash collateralize all Obligations (contingent or otherwise) with respect to outstanding Letters of Credit and Credit Support; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

(b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Obligor’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Obligors shall, upon the Agent’s demand, at the Obligors’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) with the direction of the Required Lenders, the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Obligor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Obligor if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrowers’ Agent’s address specified in or pursuant to Section 14.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Obligor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Obligor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Obligor agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Obligor’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Obligor’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys’ fees, and then to the Obligations. The Agent will return any excess to the Borrowers’ Agent and the Obligors shall remain liable for any deficiency.

(c) If an Event of Default occurs, each Obligor hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent’s rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10

TERM AND TERMINATION

10.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent, upon direction from the Required Lenders, may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Obligors shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each Obligor shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Obligors, or the Borrowers’ Agent on behalf of the Obligors (except that no consent of the Obligors shall be required in the case of amendments of Article 12), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Obligors (or the Borrowers’ Agent on behalf of the Obligors) and acknowledged by the Agent, do any of the following:

(i) increase or extend the Commitment of any Lender;

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(v) amend the definition of “Borrowing Base”, “Eligible Accounts” or “Eligible Inventory”;

(vi) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(vii) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

(viii) change the definition of “Required Lenders”;

(ix) increase the Maximum Revolver Amount or the Maximum Inventory Loan Amount; or

(x) amend the provisions of Section 3.7 establishing the order of application of payments to the Obligations;

provided, however, the Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (ix) above and any other terms of this Agreement, make Agent Advances in accordance with Section 1.2(i), and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and, provided further, that Schedule 1.1 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith, and, provided further, that without the written consent of the Arranger no amendment or waiver shall be made to Section 12.20 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of the Arranger, and, provided further, that the Fee Letter and any Loan Document relating to Hedge Agreements and other Bank Products may be amended by the applicable Obligor and Lender (or any applicable Affiliate of a Lender) without the consent or approval of any other Lender.

(b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at the Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

(c) If, in connection with any proposed amendment, waiver or consent (a “Proposed Change”) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers’ Agent’s request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders’ Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to one or more Assignment and Acceptances, without premium or discount.

11.2 Assignments; Participations.

(a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld) and the Borrowers’ Agent (which consent shall not be unreasonably withheld and shall not be required if a Default or Event of Default exists), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an “Assignee”) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); provided, however, that the Obligors and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers’ Agent and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers’ Agent and the Agent an Assignment and Acceptance in the form of Exhibit F (“Assignment and Acceptance”), and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $2,500.

(b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Obligor to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other Loan

Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Obligors (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Obligors and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (ii) and (iii), and all amounts payable by the Obligors hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

ARTICLE 12

THE AGENT

12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and no Obligor shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in another Loan Document to which the Agent is a party, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

12.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

12.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Obligor or any Subsidiary or Affiliate of any Obligor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Obligor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor or any Subsidiary or Affiliate of any Obligor.

12.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic or telephone message, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Obligor), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers’ Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

12.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of any Obligor and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors and their Affiliates. Except for notices, reports and other documents expressly herein (or in another Loan Document to which the Agent is a party) required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Obligor or any of its Affiliates which may come into the possession of any of the Agent-Related Persons.

12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Obligors and without limiting the obligation of the Obligors to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 14.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent resulting from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

12.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors and their Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Bank or its Affiliates may receive information regarding the Obligors, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Obligors or such Affiliates) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

12.9 Successor Agent. The Agent may resign as Agent upon at least 30 days’ prior notice to the Lenders and the Borrowers’ Agent, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall, if no Event of Default exists, be subject to the approval of the Borrowers’ Agent (such approval not to be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the

Agent may appoint, after consulting with the Lenders and the Borrowers’ Agent, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 12 and Section 14.11 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

12.10 Withholding Tax.

(a) If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

(i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

(iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in its circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations to such Lender. To the extent of such percentage amount, the Agent will treat such Lender’s IRS Form W-8BEN as no longer valid.

(c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

12.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent’s Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Obligors of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit and Credit Support or the posting of Supporting Letters of Credit with respect thereto (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if an Obligor certifies to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Obligors owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent’s Liens on Collateral valued in the aggregate not in excess of $5,000,000 during each Fiscal Year without the prior written authorization of any Lender and the Agent may release the Agent’s Liens on Collateral valued in the aggregate not in excess of $10,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrowers’ Agent at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 12.11.

(b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent’s authority to release Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrowers’ Agent, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that, except as otherwise expressly set forth in this Agreement or another Loan Document to which the Agent is a party, in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

12.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Required Lenders, set off against the Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Obligors to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares;

provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor, shall deliver such Collateral to the Agent or in accordance with the Agent’s instructions.

12.14 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Agreement Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, interest or fees on the Revolving Loans, the Term Loans or otherwise. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

12.15 Settlement.

(a) (i) Each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Obligor) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(ii) The Agent shall request settlement (“Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis at the Agent’s election, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, electronic or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Atlanta, Georgia time) on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to the Agent’s account, not later than 2:00 p.m. (Atlanta, Georgia time), on the Settlement Date applicable thereto. Settlements shall occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Loans (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

(iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender’s Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by the Bank or the Agent, as applicable, shall pay to the Bank or the Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender’s Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Loans.

(iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender’s Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

(v) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank’s Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank’s Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

(vi) Unless the Agent has received written notice from a Lender or a Borrower to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

(b) Lenders’ Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(c) Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender’s Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds, and the Agent has transferred the corresponding amount to the Borrowers, on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender’s full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender’s Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrowers’ Agent of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan in respect of which such Lender is obligated to fund hereunder on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender’s failure to advance such other Lender’s Pro Rata Share of any Borrowing.

(d) Retention of Defaulting Lender’s Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Obligor to the Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing in respect of which the Lenders are obligated to fund hereunder (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Obligor of its duties and obligations hereunder.

(e) Removal of Defaulting Lender. At Borrowers’ Agent’s request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrowers’ Agent shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender’s outstanding Commitments hereunder. Such sale shall be consummated promptly after the Agent has arranged for a purchase by the Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest and fees, without premium or discount.

12.16 Letters of Credit; Intra-Lender Issues.

(a) Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

(b) Participations in Letters of Credit.

(i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of

Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

(ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by the Agent on the next Settlement Date.

(iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation relating to such Letter of Credit or Credit Support as may reasonably be requested by such Lender.

(iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(2) the existence of any claim, setoff, defense or other right which any Obligor may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the Letter of Credit Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between an Obligor or any other Person and the beneficiary named in any Letter of Credit);

(3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(5) the occurrence of any Default or Event of Default; or

(6) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

(c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of an Obligor received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent or the Letter of Credit Issuer in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent or the Letter of Credit Issuer upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers’ Agent prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(d) Indemnification by Lenders. To the extent not reimbursed by the Obligors and without limiting the obligations of the Obligors hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Obligors to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Obligors. The agreement contained in this Section shall survive payment in full of all other Obligations.

12.17 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Term Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one

Debt, secured pari passu by all of the Collateral, subject to the order of distribution set forth in Section 3.7.

12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

(a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a “Report” and collectively, “Reports”) prepared by or on behalf of the Agent;

(b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon Obligors’ books and records, as well as on representations of Obligors’ personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

12.20 Arranger; Co-Agents.

(a) Each of the parties to this Agreement acknowledges that the Arranger does not have any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder. Without limiting the foregoing, the Arranger shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Arranger in deciding to enter into this Agreement or in taking or not taking action hereunder.

(b) Each of the parties to this Agreement acknowledges that JPMorgan Chase Bank, N.A. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., do not have any obligations hereunder in their respective capacities as Co-Documentation Agents and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder in their respective capacities as Co-Documentation Agents. Without limiting the foregoing, neither Co-Documentation Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on either Co-Documentation Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE 13

SUBSIDIARY GUARANTIES

13.1 Subsidiary Guaranties. Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantees the full payment and performance by the Borrowers of all of the Obligations, whether now existing or hereafter arising. Each Guarantor hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or any other Obligation, it will forthwith pay the same, without notice or demand.

13.2 Obligations Absolute. Each Guarantor agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The Guarantors’ obligations under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Obligor; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor. The Guarantors’ obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made. The Guarantors’ obligations under this Agreement may be deemed by the Agent to be an agreement of guaranty or surety.

13.3 Waiver of Suretyship Defenses. Each Guarantor agrees that the joint and several liability of the Guarantors provided for in Section 13.1 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which any other

Obligor may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Obligors or with anyone else, each Guarantor hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Guarantor is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Guarantor hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral, including any rights any Guarantor may otherwise have under Official Code of Georgia Annotated Section 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Guarantor is incorporated or in which any Guarantor conducts business. To the extent that, notwithstanding the foregoing waivers, any notice is required to be delivered to a Guarantor under the provisions of any applicable law, this Agreement or any other Loan Document, each Guarantor hereby appoints Caraustar, and Caraustar shall act, as such Guarantor’s agent for the purpose of receiving such notice.

13.4 Contribution and Indemnification. To the extent that any Guarantor shall repay any of the Obligations (an “Accommodation Payment”), then, to the extent that such Guarantor has not received the benefit of such repaid Obligations (whether through an inter-company loan or otherwise), the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Obligors in an amount, for each of such other Obligors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Obligors’ “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Obligors. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the greater of (a) the amount of such repaid Obligations actually received by such Guarantor (whether through inter-company loan or otherwise), and (b) the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder without (i) rendering such Guarantor “insolvent” within the meaning of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 13.4 shall be subordinate in right of payment to the prior payment in full of the Obligations.

13.5 Subordination of Intercompany Debt. Each of the Obligors hereby agrees that (a) all Debt owing by any Obligor or any Subsidiary to any other Obligor or any Subsidiary shall be subject and subordinate in all respects to the Obligations, provided that, as long as no Event of Default exists, payments may be made on such Debt to the extent expressly permitted hereunder, (b) it shall deliver, or cause to be delivered, to the Agent the original of each promissory note evidencing such Debt, properly endorsed over to the Agent, and (c) all such promissory notes shall contain a legend in the form set forth below:

THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE IS SUBJECT AND SUBORDINATE TO THE “OBLIGATIONS” AS DESCRIBED IN THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF MARCH 30, 2006, AMONG CARAUSTAR INDUSTRIES, INC. AND CERTAIN OF ITS SUBSIDIARIES, THE LENDERS FROM TIME TO TIME PARTY THERETO, AND BANK OF AMERICA, N.A., AS AGENT, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.

ARTICLE 14

MISCELLANEOUS

14.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement hereto, or in any other agreement between or among any Obligor and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by the Obligors of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

14.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

14.3 Governing Law; Choice of Forum; Service of Process.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF GEORGIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE

COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN THE NORTHERN DISTRICT OF GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF OBLIGORS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OBLIGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWERS’ AGENT AT ITS ADDRESS SET FORTH IN SECTION 14.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

14.4 WAIVER OF JURY TRIAL. THE OBLIGORS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE OBLIGORS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,

SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14.5 Survival of Representations and Warranties. All of each Obligor’s representations and warranties contained in this Agreement and the other Loan Documents shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

14.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting each Obligor’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

14.7 Fees and Expenses. The Obligors jointly and severally agree to pay to the Agent and the Arranger, for their benefit, on demand, all costs and expenses that the Agent and the Arranger pay or incur in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Obligor under the Loan Documents that such Obligor fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Obligors’ operations by the Agent plus the Agent’s then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Obligors jointly and severally agree to pay (i) on demand to the Agent, for its benefit, all costs and expenses incurred by the Agent (including Attorneys’ Costs), and (ii) to the Lenders (other than the Bank), on demand, all reasonable and actual fees, expenses and disbursements incurred by the Lenders for one law firm retained by the Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). In addition, the Obligors jointly and severally agree to pay (i) on demand to the Agent, for its benefit, all costs and expenses incurred by the Agent (including Attorneys’ Costs), and (ii) subject to the limitations expressly set forth herein or in another Loan Document on actions which may be taken by the Lenders alone, to the Lenders (other than the Bank), on demand, all reasonable and actual fees, expenses and disbursements paid or incurred by the Lenders during the existence of an Event of Default to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents (provided that attorneys’ fees, expenses and disbursements associated with the foregoing shall be limited to those of one law firm retained by the Lenders), or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Obligors. All of the foregoing costs and expenses shall be charged to the Borrowers’ Loan Account as Revolving Loans as described in Section 3.6.

14.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to the Bank:	Bank of America, N.A. 300 Galleria Parkway, N.W. Suite 800 Atlanta, Georgia 30339 Attention: Loan Administration Officer - Caraustar Telecopy No.: (770) 857-2947

with copies to:	Parker Hudson Rainer & Dobbs LLP 285 Peachtree Center Avenue 1500 Marquis Two Tower Atlanta, Georgia 30303 Attention: Michael Leveille Telecopy No.: (404) 522-8409

If to any Obligor:	Caraustar Industries, Inc. 5000 Austell Powder Springs Road Suite 300 Austell, Georgia 30106 Attention: Chief Financial Officer Telecopy No.: (770) 732-3401

If to a Lender:	To the address of such Lender set forth on the signature page hereto or on the Assignment and Acceptance for such Lender, as applicable or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

14.9 Waiver of Notices. Unless otherwise expressly provided herein, each Obligor waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Obligor which the Agent or any Lender may elect to give shall entitle any Obligor any Obligor to any or further notice or demand in the same, similar or other circumstances.

14.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Obligor without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

14.11 Indemnity of the Agent and the Lenders by the Obligors.

(a) The Obligors jointly and severally agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs and reasonable legal costs and expenses of the Lenders) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy, insolvency or similar proceedings, and any appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Obligors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

(b) The Obligors jointly and severally agree to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Obligors’ operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Obligors’ property or operations or property leased to the Obligors. The indemnity includes but is not limited to Attorneys Costs and reasonable legal costs and expenses of the Lenders. The indemnity extends to the Agent and the Lenders, their parents, Affiliates, Subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. “Hazardous substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. Notwithstanding the foregoing, the Obligors shall have no liability hereunder to the extent any of the above are caused solely by the gross negligence or willful misconduct of any Agent-Related Person or any Lender or any of their respective agents (other than the Obligors) after taking possession of any properties owned, leased or occupied by any of the Obligors through the exercise of remedies. This indemnity will survive repayment of all other Obligations.

14.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY OBLIGOR, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH OBLIGOR AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

14.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Obligors, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Fee Letter. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Obligors (or the Borrowers’ Agent on behalf of the Obligors), except as set forth in Section 11.1(a), and a duly authorized officer of each of the Agent and the requisite Lenders (or the Agent on their behalf).

14.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Obligor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

14.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

14.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Obligor, any such notice being waived by each Obligor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of any Obligor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers’ Agent and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER’S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY OBLIGOR HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

14.17 Confidentiality.

(a) The Obligors hereby consent that the Agent and each Lender may (i) cause customary information with respect to the credit accommodations contemplated hereby to be published in the “Gold Sheets” and similar publications, and (ii) with the consent of the Borrowers’ Agent (such consent not to be unreasonably withheld) issue and disseminate to the public general information describing the credit accommodations contemplated hereby, including the name and address of the Obligors and a general description of the Obligors’ business and may use the Obligors’ names in advertising and other promotional material.

(b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the Obligors and provided to the Agent or such Lender by or on behalf of the Obligors, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Obligors, provided that such source is not bound by a confidentiality agreement with the Obligors known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which an Obligor is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

14.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

14.19 No Fiduciary Relationship. Each Obligor acknowledges and agrees that, in connection with all aspects of each transaction contemplated by this Agreement, the Obligors, on the one hand, and the Bank, the Arranger and each of their Affiliates through which they may be acting (collectively, the “Bank of America Entities”), on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of any Bank of America Entity, and each Obligor expressly disclaims any fiduciary relationship.

14.20 Amendment and Restatement.

(a) This Agreement and the other Loan Documents amend and restate the Existing Credit Agreement and the “Loan Documents” (as defined in the Existing Credit Agreement). All rights, benefits, indebtedness, interests, liabilities and obligations of the parties to the Existing Credit Agreement and the agreements, documents and instruments executed and delivered in connection with the Existing Credit Agreement (collectively, the “Existing Loan Documents”) are hereby renewed, amended, restated and superseded in their entirety according to the terms and provisions set forth herein and in the other Loan Documents. This Agreement does not constitute, nor shall it result in, a waiver of or release, discharge or forgiveness of any amount payable pursuant to the Existing Loan Documents or any indebtedness, liabilities or obligations of the Obligors thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement and the other Loan Documents. Neither this Agreement nor any other Loan Document extinguishes the indebtedness or liabilities outstanding in connection with the Existing Loan Documents, nor do they constitute a novation with respect thereto.

(b) All security interests, pledges, assignments and other Liens previously granted by any Obligor pursuant to the Existing Loan Documents are hereby renewed and continued, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for the Obligations.

(c) Amounts in respect of interest, fees and other amounts payable to or for the account of the Agent, the Letter of Credit Issuer and the Lenders shall be calculated (i) in accordance with the provisions of the Existing Credit Agreement with respect to any period (or a portion of any period) ending prior to the Closing Date, and (ii) in accordance with the provisions of this Agreement with respect to any period (or a portion of any period) commencing on or after the Closing Date.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

“BORROWERS”	CARAUSTAR INDUSTRIES, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Senior Vice President

CARAUSTAR CUSTOM PACKAGING GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR RECOVERED FIBER GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR MILL GROUP, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

SPRAGUE PAPERBOARD, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

Signature Page - Amended and Restated Credit Agreement

Caraustar

“GUARANTORS”	PBL INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

GYPSUM MGC, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

McQUEENEY GYPSUM COMPANY

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CARAUSTAR, G.P.

	By:	CARAUSTAR INDUSTRIES, INC., General Partner

		By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Senior Vice President

	By:	CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC., General Partner

		By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

McQUEENY GYPSUM COMPANY, LLC

	By:	McQUEENEY GYPSUM COMPANY, Sole Member

		By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

Signature Page - Amended and Restated Credit Agreement

Caraustar

RECCMG, LLC

By:	CARAUSTAR MILL GROUP, INC., Sole Member

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

FEDERAL TRANSPORT, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

AUSTELL HOLDING COMPANY, LLC

By:	CARAUSTAR INDUSTRIES, INC., Sole Member

	By:	/s/ Ronald J. Domanico

Ronald J. Domanico, Senior Vice President

CAMDEN PAPERBOARD CORPORATION

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

CHICAGO PAPERBOARD CORPORATION

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

HALIFAX PAPER BOARD COMPANY, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

Signature Page - Amended and Restated Credit Agreement

Caraustar

CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND), INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

PARAGON PLASTICS, INC.

	By:	/s/ Ronald J. Domanico
Ronald J. Domanico, Vice President

“AGENT”	BANK OF AMERICA, N.A., as the Agent

	By:	/s/ Walter T. Shellman
Walter T. Shellman, Vice President

“LENDERS”	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Walter T. Shellman
Walter T. Shellman, Vice President

Address: 300 Galleria Parkway, Suite 800 Atlanta, Georgia 30339 Attention: Loan Administrative Officer - Caraustar Telecopy No.: (770) 857-2947

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services, Inc., as a Lender

	By:	/s/ Scott E. Gast
	Name:	Scott E. Gast
	Title:	Vice President

Address: 222 N. LaSalle Street, 16th Floor Chicago, Illinois 60601 Attention: Troy Oder Telecopy No.: (312) 499-3127

Signature Page - Amended and Restated Credit Agreement

Caraustar

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:	/s/ Carl Giordano
Name:	Carl Giordano
Title:	Vice President

Address: 1211 Avenue of the Americas 22nd Floor New York, New York 10036 Attention: Carl Giordano Telecopy No.: (212) 790-9123

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Chris D. Capriotti
Name:	Chris D. Capriotti
Title:	SVP

Address: 2200 Ross Avenue, 6th Floor Dallas, Texas 75201 Attention: Richard Hawk Telecopy No.: (214) 965-2594

Signature Page - Amended and Restated Credit Agreement

Caraustar

ANNEX A

to

Amended and Restated Credit Agreement

Definitions

Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

“Accounts” means all of each Obligor’s now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Account Debtor” means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Adjusted Net Earnings from Operations” means, with respect to any fiscal period of the Consolidated Parties, the Consolidated Parties’ net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements prepared in accordance with the terms of this Agreement for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset, loss arising from any non-cash write-down on Fixed Assets, and loss arising from any write-down on goodwill; (c) earnings of any Person, substantially all the assets of which have been acquired by a Consolidated Party in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which a Consolidated Party has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Consolidated Party in the form of cash distributions; (e) earnings of any Person to which assets of a Consolidated Party shall have been sold, transferred or disposed of, or into which a Consolidated Party shall have been merged, or which has been a party with a Consolidated Party to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of a Consolidated Party or from cancellation or forgiveness of Debt; (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction (including gain arising from the termination of any Hedge Agreement); and (h) loss arising from any non-cash restructuring charges (provided, that, any subsequent cash payment relating to such restructuring charges shall be included in the calculation of the Consolidated Parties’ net income).

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

“Agent Advances” has the meaning specified in Section 1.2(i).

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank, the Letter of Credit Issuer, the Agent and the Indemnified Persons pursuant to this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

“Aggregate Revolver Outstandings” means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

“Agreement” means the Amended and Restated Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

“Agreement Date” means the date of the Agreement.

“Anniversary Date” means each anniversary of the Agreement Date.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Margin” means:

(i) with respect to Base Rate Revolving Loans and all other Obligations (other than Base Rate Term Loans and LIBOR Rate Loans), 0.00%;

(ii) with respect to Base Rate Term Loans, 0.25%;

(iii) with respect to LIBOR Revolving Loans, 1.50%; and

(iv) with respect to LIBOR Term Loans, 1.75%.

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Average Availability as of the last day of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2006, based on the pricing grid set forth below; provided, that, if Average Availability for any fiscal quarter is greater than or equal to $50,000,000 but the Fixed Charge Coverage Ratio as of the last day of such fiscal quarter is less than 1.0 to 1.0, then the Applicable Margin will be based on Level III in the pricing grid set forth below.

LEVEL	AVERAGE AVAILABILITY	LIBOR LOANS		BASE RATE LOANS
		Term Loans	Revolving Loans	Term Loans	Revolving Loans
I	Less than $20 million	2.25%	2.00%	0.75%	0.50%
II	Greater than or equal to $20 million but less than $35 million	2.00%	1.75%	0.50%	0.25%
III	Greater than or equal to $35 million but less than $50 million	1.75%	1.50%	0.25%	0.00%
IV	Greater than or equal to $50 million (also requires Fixed Charge Coverage Ratio of at least 1.0 to 1.0)	1.50%	1.25%	0.0%	0.00%

All adjustments in the Applicable Margin shall be implemented quarterly on a prospective basis on the 3rd Business Day after receipt by the Agent of the Financial Statements and compliance certificate required under Sections 5.2(b) and (d) for each fiscal quarter. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

“Arranger” means Banc of America Securities LLC.

“Assignee” has the meaning specified in Section 11.2(a).

“Assignment and Acceptance” has the meaning specified in Section 11.2(a).

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent or the Arranger, including the reasonably allocated costs and expenses of internal legal services of the Agent or the Arranger.

“Availability” means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings.

“Average Availability” means, (a) in the case of any calculation as of the last day of any fiscal quarter, the average daily Availability during the fiscal quarter then ended, or (b) in the case of any calculation as of the last day of any other fiscal month, the average daily Availability during the three fiscal month period then ended.

“Bank” means Bank of America, N.A., a national banking association, or any successor entity thereto.

“Bank Products” means any one or more of the following types of services or facilities extended to any Obligor or any Affiliate of an Obligor by the Bank or any other Lender, or by any Affiliate of the Bank or such Lender in reliance on the Bank’s or such Lender’s agreement to indemnify such Affiliate: (i) Cash Management Services; (ii) products under Hedge Agreements; (iii) commercial credit card and merchant card services; and (d) leases and other banking products and services as may be requested by any Obligor or any Affiliate of an Obligor, other than Letters of Credit.

“Bank Product Reserves” means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its “prime rate” (the “prime rate” being a rate set by the Bank based upon various factors including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

“Base Rate Loans” means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

“Base Rate Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the Base Rate.

“Base Rate Term Loan” means any portion of a Term Loan during any period in which such portion bears interest based on the Base Rate.

“Blocked Account Agreement” means an agreement among a Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

“Blocked Person” means (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (e) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control (OFAC) at its official website or any replacement website or other replacement official publication of such list; (f) a Person or entity who is affiliated with a Person or entity listed above; or (g) an agency of the government of, an organization directly or indirectly controlled by, or a Person resident in, a country on any official list maintained by OFAC.

“Borrowers’ Agent” means Caraustar, in its capacity as agent for the Borrowers in accordance with Section 3.10.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans or Term Loans made on the same day by the Lenders to a Borrower or by the Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

“Borrowing Base” means, at any time, an amount equal to (a) the sum of (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (ii) fifty percent (50%) of the value of Eligible Inventory; minus (b) Reserves from time to time established by the Agent in its reasonable credit judgment; provided that the aggregate Revolving Loans advanced against Eligible Inventory shall not exceed the Maximum Inventory Loan Amount.

“Borrowing Base Certificate” means a certificate by a Responsible Officer, substantially in the form of Exhibit A (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. At the Agent’s election, the Borrowing Base shall be subject to reduction by amounts credited to the Payment Account since the date of the most recent Borrowing Base Certificate. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with the Agreement.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditures” means all payments due (whether or not paid during any fiscal period) in respect of the cost of any Fixed Asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease, excluding, however, such assets acquired with the proceeds of items of Equipment and other Fixed Assets sold or disposed of in accordance with Section 7.9(b).

“Capital Lease” means any lease of property by an Obligor or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Consolidated Subsidiaries.

“Cash Equivalents” means Dollars and investments described in clauses (d) through (f) of the definition of “Restricted Investment” that, in each case, are subject to the duly perfected Agent’s Lien and no other Lien.

“Cash Management Services” means any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

“Change of Control” means the occurrence of any of the following: (a) a Person or “group” of Persons (within the meaning of Section 13(d) of the Exchange Act), shall acquire, beneficially or of record, 25% or more of the outstanding voting stock (stock entitled to vote for election of directors) of Caraustar; (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of Caraustar (together with any new directors whose election by the Board of Directors of Caraustar or whose nomination for election by the shareholders of Caraustar, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Caraustar, as the case may be, then in office; (c) Caraustar shall cease to own 100% of the voting stock of any other Obligor or such ownership shall cease to vest in Caraustar voting control with respect to any other Obligor, except as a result of a transaction permitted under the Agreement; or (d) there shall have occurred under any Indenture any “change in control” (as defined in such Indenture) obligating Caraustar or any other Obligor to repurchase, redeem or repay all or any part of the Debt provided for therein.

“Chattel Paper” means all of each Obligor’s now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

“Clearing Bank” means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

“Closing Date” means the later of the Agreement Date and the first date on which all of the conditions set forth in Article 8 have been fulfilled.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral”, as defined in the Security Agreement, all of the “Pledged Collateral”, as defined in the Pledge Agreements, and all other assets of any Person from time to time subject to Agent’s Liens securing payment or performance of the Obligations.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on Schedule 1.1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be reduced or adjusted from time to time in accordance with the provisions of Sections 3.2 and 11.2, and “Commitments” means, collectively, the aggregate amount of the commitments of all of the Lenders.

“Consolidated Parties” means Caraustar and each of its Subsidiaries whose financial statements are consolidated with Caraustar’s financial statements in accordance with GAAP.

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (“PCBs”), or any constituent of any such substance or waste.

“Continuation/Conversion Date” means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

“Contra Reserves” means all reserves which the Agent from time to time establishes in its reasonable discretion with respect to Accounts which are owed by an Account Debtor to which any Obligor or any of its Subsidiaries is indebted in any way or which are subject to any right of setoff or recoupment by the Account Debtor thereon; provided, that (a) subject to the Agent’s right to make adjustments in the amount of such reserves and the method of their calculation, the Agent intends to initially establish such reserves based on the average amount owing by the Obligors and their Subsidiaries to such Account Debtors over a period of time acceptable to the Agent, and (b) notwithstanding clause (a) above, at any time the Agent may require that the Obligors make an exact determination of the amount owing by the Obligors and their Subsidiaries to such Account Debtors and establish such reserve based on such determination.

“Copyright Security Agreement” means the Copyright Security Agreement dated as of the Agreement Date, executed and delivered by the Obligors to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent’s Liens in the Obligors’ present and future copyrights and related licenses and rights.

“Credit Support” has the meaning specified in Section 1.4(a).

“Debt” means, without duplication, all liabilities, obligations and indebtedness of each Obligor and its Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables and the endorsement of checks and other similar instruments in the ordinary course of business, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on an Obligor’s or any of its Subsidiaries’ property, even though such Obligor or Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by an Obligor or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Consolidated Parties prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties; (e) the present value (discounted at the Base Rate) of lease payments due under synthetic leases; and (f) all obligations of such Person under Hedge Agreements.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

“Defaulting Lender” has the meaning specified in Section 12.15(c).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Obligor.

“Designated Account” has the meaning specified in Section 1.2(c).

“Distribution” means, in respect of any Person: (a) the payment or making of any dividend or other distribution of property in respect of capital stock or other equity interests (or any options or warrants for, or other rights with respect to, such stock or equity interests) of such Person, other than distributions in capital stock or other equity interests (or any options or warrants for such stock or equity interests) of the same class; or (b) the redemption or other acquisition by such Person of any capital stock or other equity interests (or any options or warrants for such stock or equity interests) of such Person.

“Documents” means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Obligor.

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

“EBITDA” means, with respect to any fiscal period of the Consolidated Parties, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period and without duplication of any item, Interest Expense, Federal, state, local and foreign income taxes, depreciation and amortization, in each case on a consolidated basis for the Consolidated Parties.

“Eligible Accounts” means the Accounts of the Borrowers arising from the sale of goods in the ordinary course of business which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not include any Account:

(a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

(b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

(c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d) which represents a progress billing (as hereinafter defined) or as to which a Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon a Borrower’s completion of any further performance under the contract or agreement;

(e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

(f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

(g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit, guaranty or acceptance satisfactory to the Agent in its discretion;

(h) owed by an Account Debtor which is an Affiliate or officer, director or employee of any Obligor;

(i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Agent’s Liens in such Account, or the Agent’s right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

(j) owed by an Account Debtor to which any Obligor or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights or, in the Agent’s discretion, such setoff rights are adequately covered by Contra Reserves; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

(k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Agent’s Liens therein, have been complied with to the Agent’s satisfaction with respect to such Account;

(l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

(m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

(n) which is evidenced by a promissory note or other instrument or by chattel paper;

(o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

(q) which arises out of a sale not made in the ordinary course of such Borrower’s business or out of finance or similar charges;

(r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

(s) owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds twenty percent (20%) of the aggregate unpaid balance of all Accounts owed to the Borrowers at such time by all of the Borrowers’ Account Debtors, but only to the extent of such excess; or

(t) which is not subject to the Agent’s Liens, which are perfected as to such Accounts, or which are subject to any other Lien whatsoever (other than the Liens described in clauses (a) and (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair the ability of the Agent to realize on or obtain the full benefit of the Collateral).

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent.

“Eligible Equipment” means Equipment owned by a Borrower on the Closing Date which: (a) has been delivered to and accepted by the Borrowers and installed at premises owned or leased by the Borrowers; (b) is subject to the Agent’s Liens, which are perfected as to such Equipment, and is not subject to any other Lien whatsoever (other than the Liens described in clauses (a) and (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral); (c) does not constitute a fixture under applicable law, unless each landlord and mortgagee in respect of such premises has executed in favor of the Agent a lien waiver in form and content satisfactory to the Agent; (d) does not constitute an accession to other Equipment that is subject to any Lien (whether or not a Permitted Lien) in favor of any Person other than the Agent, unless the holder of any such Lien agrees in writing to disclaim any interest in such Eligible Equipment; and (e) does not constitute computer hardware or software (other than computer hardware or software that is part of manufacturing equipment).

“Eligible Inventory” means Inventory of the Borrowers, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable commercial discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not include any Inventory:

(a) that is not owned by a Borrower;

(b) that is not subject to the Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clauses (a) and

(d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

(c) that does not consist of finished goods or raw materials;

(d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

(e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

(f) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrowers’ business, or that is slow moving or stale;

(g) that is obsolete or returned or repossessed or used goods taken in trade;

(h) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

(i) that is located in a public warehouse or in possession of a bailee or in a facility leased by an Obligor, if the warehouseman, or the bailee, or the lessor has not delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;

(j) that contains or bears any Proprietary Rights licensed to an Obligor by any Person, if the Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the applicable Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

(k) that is not reflected in the details of a current perpetual inventory report, or a report, acceptable to the Agent, prepared by the Borrowers based on month-end physical inventory counts; or

(l) that is Inventory placed on consignment.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

“Environmental Compliance Reserve” means any reserve which the Agent establishes in its reasonable discretion after prior written notice to the Borrowers’ Agent from time to time for amounts that are reasonably likely to be expended by the Obligors in order for the Obligors and their operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to Section 7.7.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Equipment” means all of each Obligor’s now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Obligor and all of each Obligor’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by an Obligor or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by an Obligor or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of

ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon an Obligor or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 9.1.

“Excess Availability” means, at any time (a) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) the Aggregate Revolver Outstandings.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Existing Credit Agreement” has the meaning set forth in the recitals to the Agreement.

“Existing Lenders” has the meaning set forth in the recitals to the Agreement.

“FDIC” means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means the fee letter dated February 24, 2006, between the Bank and the Borrowers’ Agent, with respect to the payment of certain fees in connection with the Agreement.

“Financial Statements” means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

“Fiscal Year” means the Obligors’ fiscal year for financial accounting purposes. The current Fiscal Year of the Obligors will end on December 31, 2006.

“Fixed Assets” means the Equipment and Real Estate of the Obligors.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period of the Consolidated Parties, the ratio of EBITDA to Fixed Charges.

“Fixed Charges” means, with respect to any fiscal period of the Consolidated Parties on a consolidated basis, without duplication, Interest Expense (net of cash interest income), plus Capital Expenditures (excluding Capital Expenditures funded with Debt other than Revolving Loans, but including, without duplication, principal payments with respect to such Debt), plus scheduled principal payments of Debt, plus cash Distributions made by Caraustar, plus Federal, state, local and foreign income taxes, excluding deferred taxes, in each case on a consolidated basis for the Consolidated Parties for such period.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Agreement Date.

“General Intangibles” means all of each Obligor’s now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of each Obligor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to an Obligor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to an Obligor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which an Obligor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to an Obligor.

“Goods” means all “goods” as defined in the UCC, now owned or hereafter acquired by any Obligor, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, excluding the endorsement of checks and other similar instruments in the ordinary course of business, but including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Obligors’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Increase Effective Date” means the date on which the Agent receives evidence reasonably satisfactory to it of the consummation of the Redemption.

“Indemnified Person” has the meaning specified in Section 14.11(a).

“Indentures” means, collectively, the Senior Note Indentures and the Senior Subordinated Note Indenture.

“Instruments” means all instruments as such term is defined in the UCC, now owned or hereafter acquired by an Obligor.

“Interest Expense” means, for any fiscal period, the aggregate amount of interest required to be paid or accrued by the Consolidated Parties during such period on all Debt of the Consolidated Parties during such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases or synthetic leases, and including unused commitment fees, facility fees and similar fees or expenses in connection with the borrowing of money (including all fees and expenses in connection with Hedge Agreements).

“Interest Period” means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing, or Notice of Continuation/Conversion, provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Stated Termination Date.

“Interest Rate” means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

“Inventory” means all of each Obligor’s now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in an Obligor’s business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

“Investment” means, as to an Obligor, any acquisition of property by such Obligor in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription.

“Investment Property” means all of each Obligor’s right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Latest Projections” means: (a) on the Agreement Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Consolidated Parties’ financial condition, results of operations, and cash flows, and Borrowing Base and Availability projections, for the period commencing on January 1, 2006 and ending on December 31, 2010 and delivered to the Agent prior to the Agreement Date; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(e).

“Lender” and “Lenders” have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding.

“Letter of Credit” has the meaning specified in Section 1.4(a).

“Letter of Credit Fee” has the meaning specified in Section 2.6.

“Letter of Credit Issuer” means the Bank, any affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Obligor, including rights to payment or performance under a letter of credit, whether or not an Obligor, as beneficiary, has demanded or is entitled to demand payment or performance.

“Letter of Credit Subfacility” means $25,000,000.

“LIBOR Interest Payment Date” means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan and, with respect to each Interest Period of two months or longer duration, the first day of each calendar month.

“LIBOR Rate” means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate =	Offshore Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

“Offshore Base Rate” means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank’s London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“LIBOR Rate Loans” means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

“LIBOR Revolving Loan” means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

“LIBOR Term Loan” means any portion of a Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

“Listed Mill Assets” means all real and personal property assets (as of the Agreement Date) relating to the Obligors’ shut-down mills located in Cedartown, Georgia, Ashland, Ohio, Thorndike, Massachusetts, DeQuincy, Louisiana, Georgetown, Kentucky and Roanoke Rapids, North Carolina.

“Loan Account” means the loan account of the Borrowers, which account shall be maintained by the Agent.

“Loan Documents” means the Agreement, the Patent and Trademark Agreements, the Copyright Security Agreement, the Security Agreement, the Pledge Agreements, the Fee Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by the Agreement.

“Loans” means, collectively, all loans and advances provided for in Article 1.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Obligors, taken as a whole, or the Collateral; (b) a material impairment of the ability of any Borrower or any other Obligor to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or other Obligor of any Loan Document to which it is a party.

“Maximum Inventory Loan Amount” means the lesser of (a) fifty percent (50%) of the Maximum Revolver Amount or (b) fifty percent (50%) of the Borrowing Base.

“Maximum Rate” has the meaning specified in Section 2.3.

“Maximum Revolver Amount” means (a) until the Increase Effective Date, $65,000,000, and (b) thereafter, $110,000,000, in either case as reduced from time to time in accordance with Section 3.2(a).

“Multi-employer Plan” means a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by an Obligor or any ERISA Affiliate.

“Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

“Net Orderly Liquidation Value” means the orderly liquidation value, net of liquidation expenses, of Eligible Equipment, as determined and reported on pursuant to an appraisal by a qualified independent appraiser selected by the Agent.

“Net Proceeds” means, in the case of proceeds of any asset sale or disposition permitted under Section 7.9(b), (c), (d), (e) or (f), all such proceeds, net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Obligors in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Liens), if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.

“Non-Ratable Loan” and “Non-Ratable Loans” have the meanings specified in Section 1.2(h).

“Notice of Borrowing” has the meaning specified in Section 1.2(b).

“Notice of Continuation/Conversion” has the meaning specified in Section 2.2(b).

“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Obligors to the Agent, the Letter of Credit Issuer, any Lender, and/or any Indemnified Person, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, Attorney Costs, filing fees and any other sums chargeable to the Obligors hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

“Obligor” means any Borrower or any Guarantor, and “Obligors” means the Borrowers and the Guarantors, collectively.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Agreement or any other Loan Documents.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under the Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Patent and Trademark Agreements” means the Patent Security Agreement and the Trademark Security Agreement, each dated as of the date hereof, executed and delivered by the Obligors to the Agent to evidence and perfect the Agent’s Liens in the Obligors’ present and future patents, trademarks, and related licenses and rights.

“Payment Account” means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited.

“Payment or Security Document” means the Agreement, the Security Agreement, the Patent and Trademark Agreements, the Copyright Security Agreements, the Pledge Agreement, and each other agreement, instrument and document heretofore, now or hereafter evidencing, securing or guaranteeing the Obligations.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pending Revolving Loans” means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which an Obligor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” means the acquisition by an Obligor of all or a substantial portion of the assets of another Person in the same or a similar line of business to that conducted by the Obligors (the “Target”) so long as: (a) the Obligors shall provide the Agent notice of the proposed acquisition, and such pro forma and historical financial statements and other information, agreements and documents relating to the proposed acquisition as the Agent may request, at least 15 days prior to the date of the consummation of the proposed acquisition, all of which shall be satisfactory to the Agent in its reasonable discretion; (b) no Default or Event of Default exists immediately before or immediately after giving effect to such acquisition; (c) immediately after giving effect to the consummation of such acquisition (including any Loans made hereunder to finance such acquisition), and with all of the Obligors’ obligations current, Availability is greater than $30,000,000; provided, that none of the acquired assets shall be included in the calculation of Availability for purposes of this clause (c) or otherwise until the Agent has completed such satisfactory field examinations as it may require with respect to the acquired assets (it being understood that, notwithstanding the completion of a satisfactory field examination, the Agent shall have the right, in its reasonable discretion, to establish lower advance rates and/or reserves against the acquired Accounts and Inventory and/or to elect not to include any such Accounts or Inventory as Eligible Accounts or Eligible Inventory); (d) immediately after giving effect to the consummation of such acquisition, the Obligors are in compliance with the financial covenant set forth in Section 7.22 on a pro forma basis; provided, that (i) this requirement shall apply whether or not such financial covenant would then be applicable as a result of the terms of Section 7.22, (ii) such financial covenant shall be measured as of the most recently ended fiscal month for which the Obligors have delivered the financial statements required under Section 5.2(b) for the twelve fiscal month period then ended, and (iii) in the case of any fiscal month end that is not also a fiscal quarter end, the level of the required Fixed Charge Coverage Ratio shall be the same as the Fixed Charge Coverage Ratio required under Section 7.22 as of the immediately preceding fiscal quarter end; and (e) a Responsible Officer delivers to the Agent a certificate (i) demonstrating compliance with clauses (c) and (d) above, and (ii) stating that no Default or Event of Default exists immediately before or immediately after giving effect to such acquisition.

“Permitted Debt” has the meaning specified in Section 7.13.

“Permitted Distributions” means:

(a) Distributions by any Subsidiary of an Obligor to such Obligor; and

(b) Distributions by Caraustar if, both before and immediately after any such Distribution (including any Revolving Loans made hereunder in connection therewith), no Default or Event of Default has occurred and is continuing, each Obligor is Solvent, and Availability is not less than $30,000,000.

“Permitted Investment” means any Investment other than a Restricted Investment.

“Permitted Liens” means:

(a) Liens (i) for taxes which are due and payable in an amount not to exceed $100,000, provided that the payment of such taxes is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Obligors’ books and records and a stay of enforcement of any such Lien is in effect, and (ii) arising by operation of law for taxes which are not due and payable;

(b) the Agent’s Liens;

(c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of

Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $100,000 in the aggregate;

(e) Liens securing Capital Leases and purchase money Debt to the extent permitted in Section 7.13(c);

(f) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Obligors’ business;

(g) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

(h) Liens on assets other than Collateral securing up to $1,000,000 of Debt outstanding at any time in the aggregate; and

(i) cash collateral in the maximum aggregate amount of $350,000 posted as security for the Obligors’ obligations under commodity Hedge Agreements; and

(j) Liens described on Schedule 7.18.

“Permitted Senior Note Refinancing” means any refinancing of the Senior Notes (2009) or the Senior Notes (2010) (the “Refinanced Debt”) whereby each of the following conditions is satisfied: (i) the refinancing Debt is in an aggregate principal amount that does not exceed the aggregate principal amount of the Refinanced Debt, (ii) the refinancing Debt has a final maturity no earlier than September 30, 2011 and does not call for any regularly scheduled principal repayments prior to the final maturity thereof, (iii) the refinancing Debt does not bear a rate of interest that exceeds, as of the date of such refinancing, a market rate (as determined in good faith by a Responsible Officer) for Debt of such type issued by an entity similar to Caraustar, (iv) the covenants contained in any instrument or agreement relating to the refinancing Debt are no less favorable to the Obligors than those relating to the Refinanced Debt, taken as a whole, (v) at the time of and after giving effect to such refinancing, no Default or Event of Default shall exist, (vi) no Lien is granted to secure the repayment of the refinancing Debt, and (vii) no additional Person is or may become obligated on the refinancing Debt.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which an Obligor sponsors or maintains or to which an Obligor makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Pledge Agreement” means each Pledge Agreement dated on or about the Closing Date pursuant to which an Obligor pledges to the Agent, for the benefit of itself and the Lenders, (a) 100% of the capital stock or other equity interests of each United States Subsidiary owned by such Obligor, and (b) 65% of the capital stock or other equity interests of each foreign Subsidiary owned by such Obligor.

“Premier Boxboard” means Premier Boxboard Limited LLC, a Delaware limited liability company.

“Proprietary Rights” means all of each Obligor’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the principal amount of Loan owed to such Lender and the denominator of which is the aggregate principal amount of Loans owed to the Lenders, in each case giving effect to a Lender’s participation in Non-Ratable Loans and Agent Advances.

“Real Estate” means all of each Obligor’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of each Obligor’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

“Redemption” means the redemption of all of the outstanding Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Note Indenture.

“Redemption Notice” means a notice of redemption of all of the outstanding Senior Subordinated Notes issued by Caraustar in accordance with the terms of the Senior Subordinated Note Indenture.

“Redemption Price” means the aggregate redemption price required to be paid by Caraustar for the Redemption in accordance with the terms of the Senior Subordinated Note

Indenture, including all principal, interest, prepayment premiums and other amounts due in connection with the Redemption.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Required Lenders” means at any time Lenders whose Pro Rata Shares aggregate more than 50%; provided, that at any time when there are only two Lenders, “Required Lenders” shall mean both Lenders.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability, Eligible Accounts or Eligible Inventory, established by the Agent from time to time in the Agent’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent’s credit judgment: (a) Bank Product Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, except to the extent the Agent has received landlord subordination or waiver agreements acceptable to the Agent, (d) Inventory shrinkage, (e) Environmental Compliance Reserves, (f) customs charges, (g) dilution, (h) warehousemen’s or bailees’ charges, (i) Contra Reserves, and (j) the Term Loan Reserve.

“Responsible Officer” means the chief executive officer or the president of Caraustar, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of Caraustar, or any other officer having substantially the same authority and responsibility.

“Restricted Investment” means, as to an Obligor, any Investments, except the following: (a) acquisitions of Equipment to be used in the business of an Obligor so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of an Obligor; (c) acquisitions of current assets acquired in the ordinary course of business of an Obligor; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers’

acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of “A2” or better by Standard & Poor’s Corporation or “P2” or better by Moody’s Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (d) through (f); (h) Hedge Agreements; (i) Investments existing as of the Agreement Date that are set forth on Schedule 7.10; (j) Investments by (i) a Borrower in another Borrower, (ii) a Guarantor in another Obligor, or (iii) a Subsidiary that is not an Obligor in an Obligor; (k) Investments by Obligors in Subsidiaries that are not Obligors, and Investments by Borrowers in Guarantors; provided that the aggregate outstanding amount of such Investments made after the Agreement Date does not exceed $5,000,000; provided, further, no such Investment may be made when an Event of Default exists; (l) Investments in Premier Boxboard; provided that the aggregate outstanding amount of such Investments made after the Agreement Date does not exceed $5,000,000; provided, further, no such Investment may be made when an Event of Default exists; (m) Investments consisting of equity investments made after the Closing Date in an aggregate amount not to exceed $2,500,000 in Persons that are not Subsidiaries; provided that the Obligors grant the Agent a first-priority Lien on such Investments pursuant to documentation reasonably acceptable to the Agent; provided, further, no such Investment may be made when an Event of Default exists; (n) Permitted Acquisitions; (o) Investments consisting of redemptions and purchases of Debt to the extent not prohibited by Section 7.14(a); (p) loans and advances to officers and employees, in an aggregate amount outstanding not to exceed $500,000, made in the ordinary course of business; and (q) other Investments if, both before and immediately after any such Investment (including any Revolving Loans made hereunder in connection therewith), no Default or Event of Default has occurred and is continuing and Availability is not less than $30,000,000.

“Revolving Loans” has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

“Security Agreement” means the Security Agreement of even date herewith among the Obligors and the Agent, for the benefit of the Agent, the Letter of Credit Issuer, the Lenders and the Indemnified Persons.

“Senior Note Indenture (2009)” means the Indenture, dated as of June 1, 1999, between Caraustar and The Bank of New York, as Trustee, pursuant to which the Senior Notes (2009) were issued, as amended, modified and supplemented from time to time to the extent permitted under the Agreement.

“Senior Note Indenture (2010)” means the Indenture, dated as of March 29, 2001, between Caraustar, the Subsidiaries of Caraustar identified as guarantors therein, and The Bank of New York, as Trustee, pursuant to which the Senior Notes (2010) were issued, as amended, modified and supplemented from time to time to the extent permitted under the Agreement.

“Senior Note Indentures” means, collectively, the Senior Note Indenture (2009) and the Senior Note Indenture (2010).

“Senior Notes (2009)” means the 7.375% Senior Notes due 2009 issued pursuant to the Senior Note Indenture (2009), as amended, modified and supplemented from time to time to the extent permitted under the Agreement.

“Senior Notes (2010)” means the 7.25% Senior Notes due 2010 issued pursuant to the Senior Note Indenture (2010), as amended, modified and supplemented from time to time to the extent permitted under the Agreement.

“Senior Subordinated Note Indenture” means the Indenture, dated as of March 29, 2001, between Caraustar, the Subsidiaries of Caraustar identified as guarantors therein, and The Bank of New York, as Trustee, pursuant to which the Senior Subordinated Notes were issued, as amended, modified and supplemented from time to time to the extent permitted under the Agreement.

“Senior Subordinated Notes” means the 9-7/8% Senior Subordinated Notes due 2011 issued pursuant to the Senior Subordinated Note Indenture, as amended, modified and supplemented from time to time to the extent permitted under the Agreement.

“Settlement” and “Settlement Date” have the meanings specified in Section 12.15(a)(ii).

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by any Obligor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

(b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

(c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

(d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stated Termination Date” means March 30, 2011.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of Caraustar.

“Supporting Letter of Credit” has the meaning specified in Section 1.4(g).

“Supporting Obligations” means all supporting obligations as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent’s or each Lender’s net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

“Term Loan” and “Term Loans” have the meanings specified in Section 1.3(a).

“Term Loan Amount” means $35,000,000, which amount is the sum of (i) 85% of the Net Orderly Liquidation Value of Eligible Equipment as of the Closing Date plus (ii) the Term Loan Reserve.

“Term Loan Reserve” means a reserve in an amount equal to $510,850, which reserve shall be eliminated promptly following the Agent’s receipt after the Closing Date of one or more appraisals of Eligible Equipment (other than Eligible Equipment included in clause (i) of the definition of Term Loan Amount) with a Net Orderly Liquidation Value of at least $601,000.

“Termination Date” means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Commitments are terminated either by the Borrowers pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date the Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of the Agreement.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unused Letter of Credit Subfacility” means an amount equal to $25,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

“Unused Line Fee” has the meaning specified in Section 2.5.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

(c) (i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(iv) The word “or” is not exclusive.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

(f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g) For purposes of Section 9.1, a breach of the financial covenant contained in Sections 7.22 shall be deemed to have occurred as of any date of determination thereof by the Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

(h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Obligors and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B

FINANCIAL STATEMENTS

EXHIBIT C

NOTICE OF BORROWING

Date:                     , 200_

To:	Bank of America, N.A., as Agent for the Lenders who are parties to the Amended and Restated Credit Agreement dated as of March 30, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Caraustar Industries, Inc. and certain of its subsidiaries, certain Lenders which are signatories thereto, Bank of America, N.A., as Agent, and Banc of America Securities LLC, as Arranger

Ladies and Gentlemen:

The undersigned,                                                   (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is _____________, 200_.

2.	The aggregate amount of the proposed Borrowing is $ .

3.	The Borrowing is to be comprised of $ of Base Rate and $ of LIBOR Rate Loans.

4.	The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) The representations and warranties of the Obligors contained in the Credit Agreement are true and correct in all material respects as though made on and as of such date;

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c) The proposed Borrowing will not cause (i) the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit], to exceed the Borrowing Base or the combined Commitments of the Lenders, or (ii) any other limitation on Borrowings set forth in the Credit Agreement.

[NAME OF BORROWER]

By:

Title:

EXHIBIT D

NOTICE OF CONTINUATION/CONVERSION

Date:                     , 200_

To:	Bank of America, N.A., as Agent for the Lenders to the Amended and Restated Credit Agreement dated as of March 30, 2006 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among Caraustar Industries, Inc. and certain of its subsidiaries, certain Lenders which are signatories thereto, Bank of America, N.A., as Agent, and Banc of America Securities LLC, as Arranger

Ladies and Gentlemen:

The undersigned,                                                   (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

1.	The Continuation/Conversion Date is , 200_.

2.	The aggregate amount of the Loans to be [converted] [continued] is $ .

3.	The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

4.	The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

(b) The proposed conversion-continuation will not cause (i) the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit] to exceed the Borrowing Base or the combined Commitments of the Lenders, or (ii) any other limitation on Borrowings set forth in the Credit Agreement.

[NAME OF BORROWER]

By:

Title:

EXHIBIT E

[FORM OF] COMPLIANCE CERTIFICATE

The undersigned,                                                                  , the                                          of Caraustar Industries, Inc. (“Caraustar”), pursuant to that certain Amended and Restated Credit Agreement dated as of March 30, 2006 (as amended from time to time, the “Credit Agreement”) among Caraustar, certain Subsidiaries of Caraustar, the financial institutions party thereto from time to time (the “Lenders”), Bank of America, N.A., as Agent, and Banc of America Securities LLC, as Arranger, does hereby certify to the Agent and the Lenders pursuant to Section 5.2(d) of the Credit Agreement that as of the date of this Certificate:

(a) all of the representations and warranties of the Obligors contained in the Credit Agreement and the other Loan Documents are correct and complete in all material respects as of the date hereof as if made on the date hereof, except for those that speak as of a particular date or as described on Annex B attached hereto;

(b) the Obligors are, as of the date hereof, in compliance in all respects with all of their covenants and agreements in the Credit Agreement and the other Loan Documents;

(c) no Default or Event of Default exists [or, if a Default or Event of Default exists, set forth on Annex B attached hereto is complete and accurate information specifying the Default or Event of Default, when it occurred, whether it is continuing and the steps being taken with respect to such Default or Event of Default] or existed during the period covered by the Financial Statements to which this Certificate relates [or, if a Default or Event of Default existed, set forth on Annex B attached hereto is complete and accurate information specifying the Default or Event of Default, when it occurred and when and how it was cured];

(d) all of the information and disclosures provided on the Schedules attached to the Credit Agreement are true and correct in all material respects except as set forth on Annex C attached hereto; and

(e) the information set forth on Annex A attached hereto is complete and accurate.

Unless defined herein, capitalized terms used herein shall have the meanings set forth in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on behalf of the Obligors as of                                     , 200__.

Name:

Title:

ANNEX A

Financial Covenant Calculations

ANNEX B

Defaults/Events of Default/Etc.

ANNEX C

Supplements to Schedules

EXHIBIT F

[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                                 , 200   is made between                                      (the “Assignor”) and                      (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement dated as of March 30, 2006 (as amended, amended and restated, modified, supplemented or renewed, the “Credit Agreement”) among Caraustar Industries, Inc., a North Carolina corporation, and certain of its Subsidiaries, as borrowers (the “Borrowers”), certain other Subsidiaries of Caraustar Industries, Inc., as guarantors (the “Guarantors”), the several financial institutions from time to time party thereto (including the Assignor, the “Lenders”), Bank of America, N.A., as agent for the Lenders (the “Agent”), and Banc of America Securities LLC, as Arranger. Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the “Committed Loans”) to the Borrowers in an aggregate amount not to exceed $             (the “Commitment”);

WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $             to the Borrowers;

WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders’ liabilities under Letters of Credit in an aggregate principal amount of $             (the “L/C Obligations”)] [no Letters of Credit are outstanding under the Credit Agreement]; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $             (the “Assigned Amount”) on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Acceptance.

(a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance),         % (the

“Assignee’s Percentage Share”) of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 3.8, 4.1, 4.3, 14.11 and 14.12 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $            .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $            .

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $            , representing the Assignee’s Percentage Share of the principal amount of all Committed Loans.

(b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

3. Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Obligors, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

5. Effective Date; Notices.

(a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be             , 200   (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

[(ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

(iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

[(iv) the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);]

(v) the processing fee referred to in Section 2(b) hereof and in Section 11.2(a) of the Credit Agreement shall have been paid to the Agent; and

(b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers’ Agent and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6. [Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

(a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

7. Withholding Tax.

The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers’ Agent that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers’ Agent prior to the time that the Agent or the Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

8. Representations and Warranties.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Obligor, or the performance or observance by any Obligor, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

9. Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers’ Agent or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE GEORGIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State court sitting in the State of Georgia or any Federal court sitting in the Northern District of Georgia over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Assignment and

Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:

Name:

Title:

[ASSIGNEE]

By:

Name:

Title:

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

                    , 200

Bank of America, N.A.

300 Galleria Parkway

Suite 800

Atlanta, Georgia 30339

Attn:	Loan Administration Officer - Caraustar

Caraustar Industries, Inc.

5000 Austell Powder Springs Road

Suite 300

Austell, Georgia 30106

Attn:	Chief Financial Officer

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement dated as of March 30, 2006 (as amended, amended and restated, modified, supplemented or renewed from time to time the “Credit Agreement”) among Caraustar Industries, Inc. and certain of its subsidiaries, the Lenders referred to therein, Bank of America, N.A., as agent for the Lenders (the “Agent”), and Banc of America Securities LLC, as Arranger. Terms defined in the Credit Agreement are used herein as therein defined.

1. We hereby give you notice of, and request your consent to, the assignment by                              (the “Assignor”) to                                  (the “Assignee”) of             % of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitment of the Assignor, all outstanding Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Commitment, as of _______, 200_, is $            , the aggregate amount of its outstanding Loans is $            , and its participation in L/C Obligations is $            .

2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

3. The following administrative details apply to the Assignee:

(A) Notice Address:	Assignee name:
Address:

Attention:
Telephone: ( ) -
Telecopier: ( ) -
Telex (Answerback):

(B) Payment Instructions:	Account No.:
At:

Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

ACKNOWLEDGED AND ASSIGNMENT

CONSENTED TO:

Bank of America, N.A., as Agent

By:
Title:

[Caraustar Industries, Inc., as Borrowers’ Agent]

By:
Title:

SCHEDULE 1.1

COMMITMENTS

Lender	Revolving Loan Commitment	Term Loan Commitment	Pro Rata Share
Bank of America, N.A.	$37,931,034.48	$12,068,965.52	34.48275862%
Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.	$26,551,724.14	$8,448,275.86	24.13793103%
The CIT Group/Business Credit, Inc.	$22,758,620.69	$7,241,379.31	20.68965517%
JPMorgan Chase Bank, N.A.	$22,758,620.69	$7,241,379.31	20.68965517%
	$110,000,000.00	$35,000,000.00	100%